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                                                                     EXHIBIT 4.1
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                            LIFEPOINT HOSPITALS, INC.

                                    as Issuer

                                       AND

                                 CITIBANK, N.A.

                                   as Trustee

                                    INDENTURE

                           Dated as of August 10, 2005

            3.25% Convertible Senior Subordinated Debentures due 2025

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                                TABLE OF CONTENTS

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                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  Definitions................................................      2

                                    ARTICLE 2
     ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF DEBENTURES

Section 2.01.  Designation, Amount and Issue of Debentures................     16
Section 2.02.  Form of Debentures.........................................     17
Section 2.03.  Date and Denomination of Debentures; Payments of Interest..     18
Section 2.04.  Date and Denomination of Debentures; Payments of
               Additional Interest........................................     19
Section 2.05.  Execution of Debentures....................................     19
Section 2.06.  Exchange and Registration of Transfer of Debentures;
               Restrictions on Transfer; Depositary.......................     20
Section 2.07.  Mutilated, Destroyed, Lost or Stolen Debentures............     27
Section 2.08.  Temporary Debentures.......................................     28
Section 2.09.  Cancellation of Debentures Paid, Etc.......................     28
Section 2.10.  CUSIP Numbers..............................................     29

                                    ARTICLE 3
                            REDEMPTION OF DEBENTURES

Section 3.01.  Company's Right to Redeem; Notices to Trustee..............     29
Section 3.02.  Selection of Debentures to Be Redeemed.....................     29
Section 3.03.  Notice of Redemption.......................................     30
Section 3.04.  Effect of Notice of Redemption.............................     31
Section 3.05.  Deposit of Redemption Price................................     31
Section 3.06.  Debentures Redeemed in Part................................     32
Section 3.07.  No Redemption Upon Acceleration............................     32

                                    ARTICLE 4
                           SUBORDINATION OF DEBENTURES

Section 4.01.  Agreement of Subordination.................................     32
Section 4.02.  Payments to Debentureholders...............................     33
Section 4.03.  Subrogation of Debentures..................................     36
Section 4.04.  Authorization to Effect Subordination......................     37
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Section 4.05.  Notice to Trustee..........................................     37
Section 4.06.  Trustee's Relation to Senior Indebtedness..................     38
Section 4.07.  No Impairment of Subordination.............................     38
Section 4.08.  Certain Conversions Not Deemed Payment.....................     38
Section 4.09.  Article Applicable to Paying Agents........................     39
Section 4.10.  Senior Indebtedness Entitled to Rely.......................     39
Section 4.11.  Reliance on Judicial Order or Certificate of Liquidating
               Agent......................................................     39

                                    ARTICLE 5
                       PARTICULAR COVENANTS OF THE COMPANY

Section 5.01.  Payment of Principal, Premium Interest, and Additional
               Interest...................................................     40
Section 5.02.  Maintenance of Office or Agency............................     40
Section 5.03.  Appointments to Fill Vacancies in Trustee's Office.........     41
Section 5.04.  Provisions as to Paying Agent..............................     41
Section 5.05.  Existence..................................................     43
Section 5.06.  Rule 144A Information Requirement..........................     43
Section 5.07.  Stay, Extension and Usury Laws.............................     43
Section 5.08.  Compliance Certificate.....................................     43
Section 5.09.  Additional Interest........................................     44
Section 5.10.  Further Instruments and Acts...............................     44
Section 5.11.  Resale Of The Debentures...................................     44

                                    ARTICLE 6
      LISTS OF DEBENTUREHOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 6.01.  Lists of Debentureholders..................................     44
Section 6.02.  Preservation and Disclosure of Lists.......................     44
Section 6.03.  Reports by Trustee.........................................     45
Section 6.04.  Reports by Company.........................................     45

                                    ARTICLE 7
                              DEFAULTS AND REMEDIES

Section 7.01.  Events of Default..........................................     46
Section 7.02.  Payments of Debentures on Default; Suit Therefor...........     49
Section 7.03.  Application of Monies Collected by Trustee.................     51
Section 7.04.  Proceedings by Debentureholders............................     52
Section 7.05.  Proceedings by Trustee.....................................     53
Section 7.06.  Remedies Cumulative and Continuing.........................     53
Section 7.07.  Direction of Proceedings and Waiver of Defaults by
               Majority of Debentureholders...............................     53
Section 7.08.  Notice of Defaults.........................................     54
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Section 7.09.  Undertaking to Pay Costs...................................     54

                                    ARTICLE 8
                             CONCERNING THE TRUSTEE

Section 8.01.  Duties and Responsibilities of Trustee.....................     55
Section 8.02.  Reliance on Documents, Opinions, Etc.......................     57
Section 8.03.  No Responsibility for Recitals, Etc........................     58
Section 8.04.  Trustee, Paying Agents, Conversion Agents or Registrar
               May Own Debentures.........................................     58
Section 8.05.  Monies to Be Held in Trust.................................     58
Section 8.06.  Compensation and Expenses of Trustee.......................     59
Section 8.07.  Officers' Certificate as Evidence..........................     60
Section 8.08.  Conflicting Interests of Trustee...........................     60
Section 8.09.  Eligibility of Trustee.....................................     60
Section 8.10.  Resignation or Removal of Trustee..........................     60
Section 8.11.  Acceptance by Successor Trustee............................     62
Section 8.12.  Succession by Merger, Etc..................................     62
Section 8.13.  Limitation on Rights of Trustee as Creditor................     63
Section 8.14.  Trustee's Application for Instructions from the Company....     63

                                    ARTICLE 9
                         CONCERNING THE DEBENTUREHOLDERS

Section 9.01.  Action by Debentureholders.................................     64
Section 9.02.  Proof of Execution by Debentureholders.....................     64
Section 9.03.  Who Are Deemed Absolute Owners.............................     64
Section 9.04.  Company-Owned Debentures Disregarded.......................     65
Section 9.05.  Revocation of Consents; Future Holders Bound...............     65

                                   ARTICLE 10
                           DEBENTUREHOLDERS' MEETINGS

Section 10.01. Purpose of Meetings........................................     66
Section 10.02. Call of Meetings by Trustee................................     66
Section 10.03. Call of Meetings by Company or Debentureholders............     67
Section 10.04. Qualifications for Voting..................................     67
Section 10.05. Regulations................................................     67
Section 10.06. Voting.....................................................     68
Section 10.07. No Delay of Rights by Meeting..............................     68
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                                   ARTICLE 11
                             SUPPLEMENTAL INDENTURES

Section 11.01. Supplemental Indentures Without Consent of
               Debentureholders...........................................     69
Section 11.02. Supplemental Indentures With Consent of Debentureholders...     71
Section 11.03. Effect of Supplemental Indentures..........................     72
Section 11.04. Notation on Debentures.....................................     72
Section 11.05. Evidence of Compliance of Supplemental Indenture to Be
               Furnished Trustee..........................................     73

                                   ARTICLE 12
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 12.01. Company May Consolidate, Etc. on Certain Terms.............     73
Section 12.02. Successor Corporation to be Substituted....................     74
Section 12.03. Opinion of Counsel to Be Given Trustee.....................     75

                                   ARTICLE 13
                     SATISFACTION AND DISCHARGE OF INDENTURE

Section 13.01. Discharge of Indenture.....................................     75
Section 13.02. Deposited Monies to Be Held in Trust by Trustee............     76
Section 13.03. Paying Agent to Repay Monies Held..........................     76
Section 13.04. Return of Unclaimed Monies.................................     76
Section 13.05. Reinstatement..............................................     76

                                   ARTICLE 14
         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 14.01. Indenture and Debentures Solely Corporate Obligations......     77

                                   ARTICLE 15
                            CONVERSION OF DEBENTURES

Section 15.01. Conversion Privilege.......................................     77
Section 15.02. Conversion Procedure.......................................     83
Section 15.03. Exchange In Lieu Of Conversion.............................     86
Section 15.04. Adjustment of Conversion Rate..............................     87
Section 15.05. Shares to Be Fully Paid....................................     95
Section 15.06. Effect of Reclassification, Consolidation, Merger or Sale..     95
Section 15.07. Certain Covenants..........................................     98
Section 15.08. Responsibility of Trustee..................................     99
Section 15.09. Notice to Holders Prior to Certain Actions.................    100
Section 15.10. Shareholder Rights Plans...................................    101
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                                   ARTICLE 16
                  REPURCHASE OF DEBENTURES AT OPTION OF HOLDERS

Section 16.01. Repurchase at Option of Holders............................    101
Section 16.02. Repurchase at Option of Holders Upon a Fundamental Change..    104
Section 16.03. Withdrawal of Repurchase Notice or Fundamental Change
               Repurchase Notice..........................................    106
Section 16.04. Deposit of Repurchase Price or Fundamental Change
               Repurchase Price...........................................    106

                                   ARTICLE 17
                            MISCELLANEOUS PROVISIONS

Section 17.01. Provisions Binding on Company's Successors.................    108
Section 17.02. Official Acts by Successor Corporation.....................    108
Section 17.03. Addresses for Notices, Etc.................................    108
Section 17.04. Governing Law..............................................    108
Section 17.05. Evidence of Compliance with Conditions Precedent;
               Certificates to Trustee....................................    109
Section 17.06. Legal Holidays.............................................    109
Section 17.07. No Security Interest Created...............................    109
Section 17.08. Trust Indenture Act........................................    109
Section 17.09. Benefits of Indenture......................................    110
Section 17.10. Table of Contents, Headings, Etc...........................    110
Section 17.11. Authenticating Agent.......................................    110
Section 17.12. Execution in Counterparts..................................    111
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Exhibit A    Form of Debenture
Exhibit B    Form of Conversion Notice
Exhibit C    Form of Option to Elect Repayment Upon a Fundamental Change
Exhibit D    Form of Option to Elect Repayment on a Repurchase Date
Exhibit E    Form of Assignment and Transfer
Schedule A   Table of Additional Shares
Schedule B   Schedule of Changes to Principal Amount


                                        v

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     INDENTURE dated as of August 10, 2005 between LifePoint Hospitals, Inc., a
Delaware corporation, as issuer (hereinafter sometimes called the "Company", as more fully set forth in Section 1.01), and Citibank, N.A., a national banking association organized under the laws of the United States, as trustee (hereinafter sometimes called the "Trustee", as more fully set forth in Section 1.01).

                                   WITNESSETH:

     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 3.25% Convertible Senior Subordinated Debentures due 2025 (hereinafter sometimes called the "DEBENTURES"), initially in an aggregate principal amount not to exceed $225,000,000, and in order to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

     WHEREAS, the Debentures, the certificate of authentication to be borne by the Debentures, a form of assignment, a form of option to elect repayment upon a Fundamental Change (as defined herein), a form of option to elect repayment on a Repurchase Date (as defined herein), a form of conversion notice and certificate of transfer to be borne by the Debentures are to be substantially in the forms hereinafter provided for; and

     WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That in order to declare the terms and conditions upon which the Debentures are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Debentures by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Debentures (except as otherwise provided below), as follows:

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                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.01. Definitions.

     (a) The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words "herein," "hereof," "hereunder," and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

     "ADDITIONAL INTEREST" The term "Additional Interest" means all Additional Interest Amounts as defined in the Registration Rights Agreement.

     "ACQUISITION VALUE" The term "Acquisition Value" per share of the Common Stock means, for each Trading Day in the Valuation Period with respect to a Public Acquirer Change of Control, the value of the consideration paid per share of Common Stock in connection with such Public Acquirer Change of Control, as follows: (i) for any cash, 100% of the face amount of such cash consideration per share of Common Stock; (ii) for any Acquirer Common Stock, the product of 100% of the Closing Sale Price of such Acquirer Common Stock on each such Trading Day and the number of shares of Acquirer Common Stock paid per share of Common Stock; and (iii) for any other securities, assets or property, 100% of the fair market value of such securities, assets or property on each such Trading Day per share of Common Stock, as determined by two independent nationally recognized investment banks selected by the Company for this purpose.

     "ADDITIONAL SHARES" The term "Additional Shares" shall have the meaning specified in Section 15.01(d)(ii).

     "ADJUSTMENT DETERMINATION DATE" The term "Adjustment Determination Date" shall have the meaning specified in Section 15.04(k).

     "ADJUSTMENT EVENT" The term "Adjustment Event" shall have the meaning specified in Section 15.04(k).


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     "AFFILIATE" The term "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "APPLICABLE CONVERSION PERIOD" means, in connection with any Debentures surrendered for conversion, the ten consecutive Trading Day period commencing after the third Trading Day following the date the Debentures are tendered for conversion, subject to Section 15.01(d).

     "APPLICABLE PRICE" The term "Applicable Price" means the price paid per share of Common Stock in connection with a Make-Whole Change of Control pursuant to which Additional Shares shall be added to the Conversion Rate for Debentures converted pursuant to Section 15.01(d) hereof, which shall be equal to (i) if holders of Common Stock receive only cash in such Make-Whole Change of Control, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days immediately preceding the related Conversion Date for such Debentures.

     "AVERAGE PRICE" The term "Average Price" per share of Common Stock means the average of the Closing Sale Prices of the Common Stock for each Trading Day in the Applicable Conversion Period, appropriately adjusted by the Company for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of such event occurs, at any time during the period from which the Average Price is to be calculated.

     "BOARD OF DIRECTORS" The term "Board of Directors" means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

     "BOARD RESOLUTION" The term "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "BUSINESS DAY" The term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking


                                        3

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institutions in The City of New York or the city in which the Corporate Trust
Office is located are authorized or obligated by law or executive order to close or be closed.

     "CAPITAL STOCK" The term "Capital Stock" means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

     "CHANGE OF CONTROL" The term "Change of Control" means the occurrence after the original issuance of the Debentures of any of the following events:

          (i) any Person or group (within the meaning of Section 13(d) of the Exchange Act) other than the Company, its subsidiaries and the Company's or such subsidiary's employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such Person or group has become the direct or indirect "beneficial owner" through a purchase, merger or other acquisition transaction or series of transactions, of shares of Common Stock entitling that Person or group to exercise 50% or more of the total voting power of all shares of the Common Stock that are entitled to vote generally in elections of directors; or

          (ii) consummation of any transaction or event (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, merger of the Company or any sale or lease or other transfer of the consolidated assets of the Company and its subsidiaries substantially as an entirety) or a series of related transactions or events pursuant to which the Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property other than pursuant to a transaction in which the Persons that "beneficially owned," directly or indirectly, immediately prior to such transaction, shares of Common Stock representing a majority of the total voting power of all outstanding classes of common stock of the surviving or transferee Person in substantially the same proportion amongst themselves as such ownership immediately prior to such transaction; or

          (iii) the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

          For purposes of this definition, whether a Person is a "BENEFICIAL OWNER" shall be determined in accordance with Rule 13d-3 under the Exchange Act and "PERSON" includes any syndicate or group that would be deemed to be a "PERSON" under Section 13(d)(3) of the Exchange Act.


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     "CLOSE OF BUSINESS" The term "close of business" means 5:00 p.m. (New York
City time).

     "CLOSING SALE PRICE" The term "Closing Sale Price" means, with respect to the Common Stock or any other security for which a Closing Sale Price must be determined, on any date, the closing sale price per share of the Common Stock or such other security (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock or such other security is traded or, if the Common Stock or such other security is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market or Nasdaq Small Cap Market. In the absence of such quotations, the Closing Sale Price shall be determined by the last quoted bid price per share of Common Stock or such other security in the over-the-counter market on any date, as reported by the National Quotation Bureau or similar organization. In absence of such quotation, the Closing Sale Price shall be the average of the mid-point of the last bid and asked prices for the Common Stock or such other security on any date from each of at least three nationally recognized independent investment banking firms selected from time to time by the Board of Directors of the Company for that purpose. The Closing Sale Price shall be determined without reference to extended or after hours trading.

     "COMMISSION" The term "Commission" shall mean the Securities and Exchange Commission.

     "COMMON STOCK" The term "Common Stock" shall mean, subject to Section 15.06 and Section 15.01(e), shares of common stock of the Company, par value $0.01 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "COMPANY" The term "Company" shall mean LifePoint Hospitals, Inc., a Delaware corporation, and subject to the provisions of Article 12, shall include its successors and assigns.


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

     "COMPANY NOTICE" The term "Company Notice" shall have the meaning specified in Section 16.01(a).

     "CONTINUING DIRECTORS" The term "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors as of August 4, 2005 or (b) who becomes a member of the Board of Directors subsequent to that date and whose appointment, election or nomination for election by shareholders is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such individual is named as nominee for director.

     "CONVERSION AGENT" The term "Conversion Agent" shall have the meaning specified in Section 5.02.

     "CONVERSION DATE" The term "Conversion Date" shall have the meaning specified in Section 15.02(c).

     "CONVERSION OBLIGATION" The term "Conversion Obligation" shall have the meaning specified in Section 15.01(a).

     "CONVERSION PRICE" The term "Conversion Price" means as of any date $1,000 divided by the Conversion Rate as of such date.

     "CONVERSION RATE" The term "Conversion Rate" shall have the meaning specified in Section 15.01(a).

     "CONVERSION SETTLEMENT DATE" The term "Conversion Settlement Date" shall have the meaning specified in Section 15.02(c).

     "CONVERSION VALUE" The term "Conversion Value" means, for each $1,000 principal amount of Debentures, the product of (a) the Conversion Rate (as increased, subject to Section 15.01(d), by the number of Additional Shares, if any) and (b) the Average Price.

     "CORPORATE TRUST OFFICE" The term "Corporate Trust Office," or other similar term, shall mean the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York, 10013 Facsimile: (212)816-5527, Attention: Agency and Trust Group (LifePoint Hospitals, Inc., 3.25% Convertible Senior Subordinated Debentures due 2025).


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

     "CREDIT AGREEMENT" The term "Credit Agreement" means the Credit Agreement dated as of April 15, 2005 among the Company, Citicorp North America, Inc., as administrative agent, the lenders referred to therein, Bank of America, N.A., CIBC World Markets Corp., Sun Trust Bank, UBS Securities LLC, as co-syndication agents and Citigroup Global Markets Inc., as sole lead arranger and sole bookrunner, and any amendment, modification, renewal, extension, or refinancing thereof; provided that such amended, modified, renewed, extended, or refinanced credit agreement is (i) an unsubordinated credit facility with a group of institutional lenders secured by a substantial portion of the assets of the Company and its subsidiaries and guaranteed by a substantial portion of the Company's subsidiaries and (ii) contains restrictions on conversion under the Debentures (including, without limitation, the provision for the Company for the cash payment of the Principal Return upon conversion of the Debentures), which restrictions shall not be materially less favorable to the holders of Debentures than the terms of the Credit Agreement on the date of the Indenture.

     "CURRENT MARKET PRICE" The term "Current Market Price" means, in respect of shares of Common Stock on any day and in respect of an issuance or distribution on the Common Stock, the average of the Closing Sale Prices per share of Common Stock or the security issued or distributed on the Common Stock for each of the ten consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to such issuance or distribution requiring such computation, except that if any other issuance, distribution, subdivision or combination of the Common Stock to which a Conversion Rate adjustment pursuant to Section 15.04 would apply during such consecutive Trading Day period, the "Current Market Price" shall be calculated for such period in a manner determined by the Company to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price during such period.

     "CUSTODIAN" The term "Custodian" means Citibank, N.A., as custodian for The Depository Trust Company, with respect to the Debentures in global form, or any successor entity thereto.

     "DEBENTURE" or "DEBENTURES" The terms "Debenture" or "Debentures" shall mean any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture.

     "DEBENTUREHOLDER" or "HOLDER" The terms "Debentureholder" or "holder" as applied to any Debenture, or other similar terms (but excluding the term "beneficial holder"), shall mean any person in whose name at the time a particular Debenture is registered on the Debenture register.

     "DEBENTURE REGISTRAR" The term "Debenture registrar" shall have the meaning specified in Section 2.06(a).

     "DEBENTURE REGISTER" The term "Debenture register" shall have the meaning specified in Section 2.06(a).

     "DEFAULT" The term "Default" shall mean any event that is, or after notice or passage of time, or both, would be, an Event of Default.

     "DEPOSITARY" The term "Depositary" means, with respect to the Debentures issuable or issued in whole or in part in global form, the person specified in
Section 2.06(d) as the Depositary with respect to such Debentures, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

     "DESIGNATED SENIOR INDEBTEDNESS" The term "Designated Senior Indebtedness" shall mean the Credit Agreement and any other Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness). If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

     "DISTRIBUTED PROPERTY" The term "Distributed Property" shall have the meaning specified in Section 15.04(c).

     "EFFECTIVE DATE" The term "Effective Date" shall have the meaning specified in Section 15.01(d)(ii).

     "EVENT OF DEFAULT" The term "Event of Default" means with respect to the Debentures any event specified in Section 7.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

     "EX-DIVIDEND DATE" The term "Ex-Dividend Date" means, with respect to any issuance or distribution on the Common Stock or any other equity security, the first date on which the shares of Common Stock or such other equity security trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

     "EXCHANGE ACT" The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "EXCHANGE PROPERTY" The "Exchange Property" shall have the meaning specified in Section 15.06.

     "EXPIRATION TIME" The term "Expiration Time" shall have the meaning specified in Section 15.04(e).

     "FAIR MARKET VALUE" The term "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

     "FUNDAMENTAL CHANGE" The term "Fundamental Change" means the occurrence of
(a) a Change of Control or (b) a Termination of Trading.

     "FUNDAMENTAL CHANGE EXPIRATION TIME" The term "Fundamental Change Expiration Time" shall have the meaning specified in Section 16.02(b).

     "FUNDAMENTAL CHANGE NOTICE" The term "Fundamental Change Notice" shall have the meaning specified in Section 16.02(b).

     "FUNDAMENTAL CHANGE REPURCHASE DATE" The term "Fundamental Change Repurchase Date" shall have the meaning specified in Section 16.02(a).

     "FUNDAMENTAL CHANGE REPURCHASE NOTICE" The term "Fundamental Change Repurchase Notice" shall have the meaning specified in Section 16.02(a)(i).

     "FUNDAMENTAL CHANGE REPURCHASE PRICE" The term "Fundamental Change Repurchase Price" shall have the meaning specified in Section 16.02(a).

     "GLOBAL DEBENTURE" The term "Global Debenture" shall have the meaning specified in Section 2.06(b).

     "INDEBTEDNESS" The term "Indebtedness" shall mean, with respect to any Person, and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by debentures or similar instruments, and all commitment, stand by and other fees due and payable to financial institutions with respect to credit facilities available to such Person) or evidenced by bonds, debentures, or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services); (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances; (c) all obligations and liabilities (contingent or otherwise) in respect of leases of real or personal property or other assets of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person; (d) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to assure a creditor against loss in respect of indebtedness of another Person of the kind described in clauses (a) through (c); (e) any indebtedness described in clauses (a) through (d) secured by any mortgage, pledge, lien or other encumbrance existing on property that is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and (f) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (e).

     "INDENTURE" The term "Indenture" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

     "INITIAL PURCHASERS" The term "Initial Purchasers" means Citigroup Global Markets Inc., Banc of America Securities LLC, UBS Securities LLC, CIBC World Markets Corp., and SunTrust Capital Markets, Inc.

     "INTEREST PAYMENT DATE" The term "Interest Payment Date" means each February 15 and August 15 of each year, beginning in February 2006.

     "MAKE-WHOLE CHANGE OF CONTROL" The term "Make-Whole Change of Control" means a transaction described in clause (2) of the definition of Change of Control where more than 10% of the consideration received in connection with such transaction consists of cash, or of securities exchanged or other property that are not, or upon issuance will not be, traded on a U.S. national securities exchange or quoted on the Nasdaq National Market.

     "MEASUREMENT PERIOD" The term "Measurement Period" shall have the meaning specified in Section 15.01(a)(i)

     "NET REFERENCE PROPERTY AMOUNT" The term "Net Reference Property Amount" shall have the meaning specified in Section 15.06(c)(ii).

     "NET SHARE AMOUNT" The term "Net Share Amount" shall have the meaning specified in Section 15.02(a)(ii).

     "NET SHARES" The term "Net Shares" shall have the meaning specified in
Section 15.02(a)(ii).

     "NON-ELECTING SHARE" The term "non-electing share" shall have the meaning specified in Section 15.06(b).

     "NOTICE OF CONVERSION" The term "Notice of Conversion" shall have the meaning specified in Section 15.02(b).

     "OFFICERS' CERTIFICATE" The term "Officers' Certificate," when used with respect to the Company, shall mean a certificate signed by (a) one of the President, the Chief Executive Officer, any Executive or Senior Vice President, Managing Director or any Vice President (whether or not designated by a number or numbers or word added before or after the title "Vice President") and (b) by any such other officer designated in (a) or by one of the Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary or Controller of the Company, which is delivered to the Trustee. Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section. One of the officers giving an Officers' Certificate pursuant to Section 5.08 shall be the principal executive, financial or accounting officer of the Company.

     "OPINION OF COUNSEL" The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, which is delivered to the Trustee. Each such opinion shall include the statements provided for in Section
17.05 if and to the extent required by the provisions of such Section.

     "OUTSTANDING" The term "outstanding," when used with reference to Debentures, shall, subject to the provisions of Section 9.04, mean, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except:

     (i) Debentures theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

     (ii) Debentures, or portions thereof, for the payment repurchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

     (iii) Debentures in lieu of which, or in substitution for which, other Debentures shall have been authenticated and delivered pursuant to the terms of
Section 2.07 unless proof satisfactory to the Trustee is presented that any such Debentures are held by protected purchasers in due course; and

     (iv) Debentures converted pursuant to Article 15.

     "PAYING AGENT" The term "Paying Agent" shall have the meaning specified in
Section 5.02.

     "PAYMENT BLOCKAGE NOTICE" The term "Payment Blockage Notice" shall have the meaning specified in Section 4.02(b).

     "PERSON" or person The term "person" shall mean an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

     "PORTAL MARKET" The term "Portal Market" shall mean The Portal Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

     "PREDECESSOR DEBENTURE" The term "Predecessor Debenture" of any particular Debenture shall mean every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture that it replaces.

     "PRINCIPAL RETURN" The term "Principal Return" shall have the meaning specified in Section 15.02(a)(i).

     "PUBLIC ACQUIRER CHANGE OF CONTROL" means any Make-Whole Change of Control, where the acquirer, the person formed by or surviving the transaction, or any entity that it is a direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of such acquirer's or person's capital stock that are entitled to vote generally in the election of directors has a class of common stock traded on a national securities exchange or quoted on Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such Make-Whole Change of Control; provided that if there is more than one such entity, the relevant entity will be such entity with the most direct beneficial ownership to such acquirer's or person's capital stock. Such acquirer's, person's or other entity's class of common stock traded on a national securities exchange or quoted on Nasdaq or which will be so traded or quoted when issued or exchanged in connection with such Change of Control is herein referred to as "ACQUIRER COMMON STOCK."

     "PURCHASE AGREEMENT" The term "Purchase Agreement" means that certain Purchase Agreement, dated as of August 4, 2005, between the Company and the Initial Purchasers.

     "PURCHASED SHARES" The term "Purchased Shares" shall have the meaning specified in Section 15.04(e)(i).

     "QIB" The term "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A.

     "REDEMPTION DATE" The term "Redemption Date" means the date specified in a notice of redemption on which the Debentures may be redeemed in accordance with the terms of the Debentures and this Indenture.

     "REDEMPTION PRICE" The term "Redemption Price" shall have the meaning specified in Section 3.01.

     "REGISTRATION RIGHTS AGREEMENT" The term "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of August 10, 2005, between the Company and the Initial Purchasers.

     "REPURCHASE DATE" The term "Repurchase Date" has the meaning specified in
Section 16.01(a).

     "REPURCHASE NOTICE" The term "Repurchase Notice" has the meaning specified in Section 16.01(a).

     "REPURCHASE PRICE" The term "Repurchase Price" has the meaning specified in
Section 16.01(a).

     "RESALE RESTRICTION TERMINATION DATE" The term "Resale Restriction Termination Date" shall have the meaning specified in Section 2.06(d).

     "RESPONSIBLE OFFICER" The term "Responsible Officer", when used with respect to the Trustee, shall mean an officer of the Trustee in the Corporate Trust Office, having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "REPRESENTATIVE" The term "Representative" shall mean the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or
(b) with respect to any Senior Indebtedness that do not have any such trustee, agent or other representative, (i) in the case of Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

     "RESTRICTED SECURITIES" The term "Restricted Securities" has the meaning specified in Section 2.06(d).

     "RULE 144A" The term "Rule 144A" shall mean Rule 144A as promulgated under the Securities Act.

     "SECURITIES ACT" The term "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SENIOR INDEBTEDNESS" The term "Senior Indebtedness" shall mean the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Debentures or expressly provides that such Indebtedness is pari passu or junior to the Debentures. Notwithstanding the foregoing, the term Senior Indebtedness shall not include (a) any Indebtedness of the Company to any majority-owned Subsidiary of the Company, or (b) the Debentures. If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Senior Indebtedness effective as of the date of such rescission or return.

     "SIGNIFICANT SUBSIDIARY" The term "Significant Subsidiary" means, with respect to any person, a Subsidiary of such person that would constitute a "significant subsidiary" as such term is defined under Rule 1-02 of Regulation S-X of the Securities and Exchange Commission.

     "SUBSIDIARY" The term "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "TERMINATION OF TRADING" A "Termination of Trading" means any time that the Common Stock is neither listed for trading on a United States national or regional securities exchange nor approved for trading on the Nasdaq National Market.

     "TRADING DAY" The term "Trading Day" means, with respect to the Common Stock, a day (i) during which trading in securities generally occurs on The New York Stock Exchange, or if the Common Stock is not then listed on The New York Stock Exchange, the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, on the Nasdaq National Market and (ii) on which a Closing Sales Price for the Common Stock may be obtained.

     "TRADING PRICE" The term "Trading Price" means, with respect to each $1,000 principal amount of Debentures (as used in this definition, a "Debenture") as of any date (each such date a "date of determination"), the average of the secondary market bid quotations per Debenture obtained by the Trustee for $5,000,000 principal amount of Debentures at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one such bid for $5,000,000 principal amount of Debentures from a nationally recognized securities dealer, then the Trading Price of a Debenture will be deemed to be less than 96% of the product of (a) the then-applicable Conversion Rate of the Debentures and (b) the Closing Sale Price on such date of determination.

     "TRANSFER" The term "transfer" shall have the meaning specified in Section 2.06(d).

     "TRIGGER EVENT" The term "Trigger Event" shall have the meaning specified in Section 15.04(c).

     "TRUST INDENTURE ACT" The term "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Section 11.03 and Section 15.06; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term "Trust Indenture Act" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

     "TRUSTEE" The term "Trustee" shall mean Citibank, N.A., and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

     "VALUATION PERIOD" The term "Valuation Period" shall have the meaning specified in Section 15.01(e)(ii).

                                    ARTICLE 2
     ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF DEBENTURES

     Section 2.01. Designation, Amount and Issue of Debentures. The Debentures shall be designated as the "3.25% Convertible Senior Subordinated Debentures due 2025." Debentures not to exceed the aggregate principal amount of $225,000,000, upon the execution of this Indenture, or (except pursuant to Section 2.06 and Section 2.07) from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures upon the written order of the Company, signed by the Company's (a) Chief Executive Officer, President, Executive or Senior Vice President, Managing Director or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and (b) any such other officer designated in (a) or the Treasurer or Assistant Treasurer or its Secretary or any Assistant Secretary, without any further action by the Company hereunder, provided, however, that said Debentures may not be executed, delivered or authenticated unless and until the Trustee shall have received an Officers' Certificate stating that the Debentures are substantially in the form set forth in Exhibit A of the Indenture and an Opinion of Counsel substantially to the effect that the Indenture, to the extent applicable, and Debentures have been duly authorized and, if executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the Purchasers thereof on the date of such opinion, would be entitled to the benefits of the Indenture and would be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors' rights generally, general principles of equity, and such other matters as shall be specified therein; provided further that additional Debentures may be issued in an unlimited aggregate principal amount so long as such Debentures are part of the same issue, within the meaning of Treasury Regulations Sections 1.1275-1(f) and 1.1275-2(k)(2), as the Debentures initially issued hereunder. The Trustee shall be fully protected in relying upon such Officers' Certificate and Opinion of Counsel.

     Section 2.02. Form of Debentures. The Debentures and the Trustee's certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A, which is incorporated in and made a part of this Indenture.

     Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Debentures are subject.

     The Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon and that the aggregate amount of outstanding Debentures represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Debenture to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Debentures in accordance with this Indenture. Payment of principal, accrued and unpaid interest, and Additional Interest, if any, and premium, if any (including any Repurchase Price or Fundamental Change

Repurchase Price), on the Global Debenture shall be made to the holder of such Debenture on the date of payment, unless a record date or other means of determining holders eligible to receive payment is provided for herein.

     The terms and provisions contained in the form of Debenture attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Section 2.03. Date and Denomination of Debentures; Payments of Interest. The Debentures shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Debenture shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Debenture attached as Exhibit A hereto. Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Person in whose name any Debenture (or its Predecessor Debenture) is registered on the Debenture Register at the close of business on any record date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee. The Company shall pay interest (i) on any Debentures in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Debenture Register (or upon written notice by such Person, by wire transfer in immediately available funds, if such Person is entitled to interest on aggregate principal in excess of $2 million) or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term "RECORD DATE" with respect to any Interest Payment Date shall mean the February 1 or August 1 preceding the applicable February 15 or August 15 Interest Payment Date, respectively.

     Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any February 15 or August 15 (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Debentureholder on the relevant record date by virtue of his having been such Debentureholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at his address as it appears in the Debenture Register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Section 2.04. Date and Denomination of Debentures; Payments of Additional Interest. The Debentures shall be issuable in fully registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Every Debenture shall be dated the date of its authentication and shall pay Additional Interest in the manner and to the persons set forth in the Registration Rights Agreement.

     Section 2.05. Execution of Debentures. The Debentures shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman or Vice-Chairman of the Board of Directors, Chief Executive Officer, President, any of its Executive or Senior Vice Presidents, Managing Director, or any of its Vice Presidents (whether or not designated by a number or numbers or word or words added before or after the title "Vice President"). Only such Debentures as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Debenture attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

     In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures had not ceased to be such officer of the Company; and any Debenture may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debenture, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

     Section 2.06. Exchange and Registration of Transfer of Debentures; Restrictions on Transfer; Depositary.

     (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 5.02 being herein sometimes collectively referred to as the "DEBENTURE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed "Debenture registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided. The Company may appoint one or more co-registrars in accordance with Section 5.02.

     Upon surrender for registration of transfer of any Debenture to the Debenture registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

     Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at any such office or agency maintained by the Company pursuant to Section 5.02. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Debentureholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

     All Debentures presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company, the Trustee, the Debenture registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Debentureholder thereof or his attorney-in-fact duly authorized in writing.

     No service charge shall be charged to the Debentureholder for any exchange or registration of transfer of Debentures, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.

     None of the Company, the Trustee, the Debenture registrar or any co-registrar shall be required to exchange or register a transfer of (a) any Debentures for a period of thirty (30) days next preceding any selection of Debentures to be redeemed, (b) any Debentures or portions thereof called for redemption pursuant to Section 3.02, (c) any Debentures surrendered for conversion or, if a portion of any Debenture is surrendered for conversion, such portion thereof surrendered for conversion or (d) any Debentures, or a portion of any Debenture, surrendered for repurchase (and not withdrawn) in accordance with Article 16 hereof.

     All Debentures issued upon any registration of transfer or exchange of Debentures in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Debentures surrendered upon such registration of transfer or exchange.

     (b) So long as the Debentures are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Debentures shall be represented by a Debenture in global form (a "GLOBAL DEBENTURE") registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Debenture, which does not involve the issuance of a definitive Debenture, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

     (c) Any Global Debenture may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Debentures to be tradable on The Portal Market or as may be required for the Debentures to be tradable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Debentures may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

     (d) Every Debenture that bears or is required under this Section 2.06(d) to bear either of the legends set forth in this Section 2.06(d) (together with any Common Stock issued upon conversion of the Debentures and required to bear either of the legends set forth in Section 2.06(e), collectively, the "RESTRICTED SECURITIES") shall be subject to the restrictions on transfer set forth in this Section 2.06(d) (including one of the legends set forth below), unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Section 2.06(d) and Section 2.06(e), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

     Until the date (the "RESALE RESTRICTION TERMINATION DATE") that is two (2) years after the later of the date of original issuance date of any Debenture and the last date on which the Company or any affiliate of the Company was the owner of such Debenture, any certificate evidencing such Debenture (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in
Section 2.06(e), if applicable) shall bear a legend in substantially the following form (unless such Debentures have been transferred pursuant to a registration statement that has been declared effective under the Securities Act and which continues to be effective at the time of such transfer, pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

     THIS DEBENTURE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS DEBENTURE IS HEREBY NOTIFIED THAT THE SELLER OF THIS DEBENTURE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS DEBENTURE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED FOR BY RULE 144 THEREUNDER (IF AVAILABLE), (III) TO THE COMPANY OR ANY SUBSIDIARY THEREOF OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS DEBENTURE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

     Any Debenture (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Debenture for exchange to the Debenture registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Debenture or Debentures, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.06(d).

     Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.06(d)), a Global Debenture may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, provided that a Global Debenture may be exchanged in whole or in part for a definitive Debenture registered in the name of any Person other than the Depositary if (x) any holder of a beneficial interest in such Global Debenture through the Depositary requests to exchange such beneficial interest for a Debenture in registered form, in accordance with customary procedures or (y) the Company determines, in its sole discretion, not to have Debentures represented by a Global Debenture.

     The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Debenture. Initially, the Global Debenture shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

     If at any time the Depositary for a Global Debenture notifies the Company that it is unwilling or unable to continue as Depositary for such Debenture, the Company may appoint a successor Depositary with respect to such Debenture. If a successor Depositary for such Global Debenture is not appointed by the Company within ninety (90) days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Debentures, will authenticate and deliver Debentures in definitive form in an aggregate principal amount equal to the principal amount of such Global Debenture, in exchange for such Global Debenture, and upon delivery of the Global Debenture to the Trustee such Global Debenture shall be canceled.

     Definitive Debentures issued in exchange for all or a part of the Global Debenture pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Debentures to the persons in whose names such definitive Debentures are so registered.

     At such time as all interests in a Global Debenture have been converted, canceled, repurchased or transferred, such Global Debenture shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Debenture is exchanged for definitive Debentures, converted, canceled, repurchased or transferred to a transferee who receives definitive Debentures therefor or any definitive Debenture is exchanged or transferred for part of such Global Debenture, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Debenture, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

     (e) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of such Debenture shall bear a legend in substantially the following form (unless the Debenture or such Common Stock has been sold pursuant to the exemption from registration provided by Rule 144 under the Securities Act or pursuant to a registration statement that has been declared effective under the Securities Act, and which continues to be effective at the time of such transfer, or such Common Stock has been issued upon conversion of Debentures that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

     THE COMMON STOCK OF LIFEPOINT HOSPITALS, INC. (THE "SECURITY") WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS COMMON STOCK IS HEREBY NOTIFIED THAT THE SELLER OF THIS COMMON STOCK MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THE SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
     (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED FOR BY RULE 144 THEREUNDER (IF AVAILABLE), (III) TO THE COMPANY OR ANY SUBSIDIARY THEREOF OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER

     WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

     Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.06(e).

     (f) Any Debenture or Common Stock issued upon the conversion or exchange of a Debenture that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Debentures or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144).

     (g) Notwithstanding any provision of Section 2.06 to the contrary, in the event Rule 144(k) as promulgated under the Securities Act (or any successor rule) is amended to change the two-year period under Rule 144(k) (or the corresponding period under any successor rule), from and after receipt by the Trustee of the Officers' Certificate and Opinion of Counsel provided for in this
Section 2.06(g), (i) each reference in Section 2.06(d) to "two (2) years" and in the restrictive legend set forth in such paragraph to "TWO YEARS" shall be deemed for all purposes hereof to be references to such changed period, (ii) each reference in Section 2.06(e) to "two (2) years" and in the restrictive legend set forth in such paragraph to "TWO YEARS" shall be deemed for all purposes hereof to be references to such changed period and (iii) all corresponding references in the Debentures (including the definition of Resale Restriction Termination Date) and the restrictive legends thereon shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. The provisions of this Section 2.06(g) will not be effective until such time as the Opinion of Counsel and Officers' Certificate have been received by the Trustee hereunder. This Section 2.06(g) shall apply to successive amendments to Rule 144(k) (or any successor rule) changing the holding period thereunder.

     Section 2.07. Mutilated, Destroyed, Lost or Stolen Debentures. In case any Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Debenture, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case the applicant for a substituted Debenture shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

     The Trustee or such authenticating agent may authenticate any such substituted Debenture and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Debenture, the Company or the Trustee may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture which has matured or is about to mature or has been called for redemption or has been tendered for repurchase upon a Fundamental Change or has been surrendered for repurchase on a Repurchase Date or is about to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

     Every substitute Debenture issued pursuant to the provisions of this
Section 2.07 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. To the extent permitted by law, all Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption or repurchase of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

     Section 2.08. Temporary Debentures. Pending the preparation of Debentures in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the Debentures in certificated form but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debenture shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Debentures in certificated form. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Debentures in certificated form (other than in the case of Debentures in global form) and thereupon any or all temporary Debentures (other than any Global Debenture) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Debentures an equal aggregate principal amount of Debentures in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Debentures in certificated form authenticated and delivered hereunder.

     Section 2.09. Cancellation of Debentures Paid, Etc. All Debentures surrendered for the purpose of payment, repurchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Debenture registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy canceled Debentures in accordance with its customary procedures and, after such destruction, shall deliver a certificate of such destruction to the Company, at the Company's written request. If the Company shall acquire any of the Debentures, such acquisition shall not operate as satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

     Section 2.10. CUSIP Numbers. The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the trustee shall use "CUSIP" numbers in Company Notices as a convenience to holders of the Debentures; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or Company Notice and that reliance may be placed only on the other identification numbers printed on the Debentures. The Company will promptly notify the Trustee in writing of any change in the "CUSIP" numbers.

                                    ARTICLE 3
                            REDEMPTION OF DEBENTURES

     Section 3.01. Company's Right to Redeem; Notices to Trustee. Prior to February 20, 2013, the Debentures will not be redeemable at the Company's option. Beginning on February 20, 2013, the Company, at its option, may redeem the Debentures for cash at any time as a whole, or from time to time in part, at a redemption price (the "REDEMPTION PRICE") equal to 100% of the principal amount of the Debentures to be redeemed plus accrued and unpaid interest, including Additional Interest, if any, on the Debentures to be redeemed to (but excluding) the Redemption Date; provided, however, that, if the Redemption Date falls after a Record Date and on or prior to the succeeding Interest Payment Date, the Redemption Price shall be equal to 100% of the principal amount of the Debentures to be redeemed and interest shall be payable to the record holder of the Debenture on the record date relating to such Interest Payment Date. If the Company elects to redeem Debentures, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Debentures to be redeemed and the Redemption Price. Notwithstanding the foregoing, the Company may not redeem the Debentures unless it has obtained an amendment or consent to the Credit Agreement, or refinanced such Credit Agreement, such that no Credit Agreement Event would occur upon conversions pursuant to Section 15.01(a)(iii).

     The Company shall give the notice to the Trustee provided for in this
Section 3.01 not less than thirty (30) days but not more than sixty (60) days before the Redemption Date, unless the Trustee consents to a shorter period, accompanied by an Officers' Certificate to the effect that such redemption will comply with the conditions herein.

     Section 3.02. Selection of Debentures to Be Redeemed. If fewer than all the Debentures are to be redeemed, the Trustee shall, upon 10 days prior notice from the Company (unless the Trustee consents to a shorter period), select the

Debentures to be redeemed pro rata or by lot or by a method that otherwise complies with the applicable procedures of the Depositary and applicable legal and securities exchange requirements, if any, and that the Trustee considers appropriate and in accordance with methods generally used at the time of selection by trustees in similar circumstances. The Trustee shall make the selection from outstanding Debentures not previously called for redemption. Debentures and portions of Debentures the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption. The Trustee shall notify the Company as promptly as practicable of the Debentures or portions of Debentures to be redeemed.

     Debentures and portions of Debentures that are to be redeemed, pursuant to this Article 3, are convertible by the holder thereof until the close of business one Business Day prior to the Redemption Date, as set forth in Section 15.07(a). If any Debenture selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Debenture so selected, the converted portion of such Debenture shall be deemed (so far as may be) to be from the portion selected for redemption. Debentures that have been converted during a selection of Debentures to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

     Section 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company or, at the Company's request, the Trustee (provided that the Company provided the notice specified in Section 3.01 to the Trustee not less than 45 days before the Redemption Date (unless the Trustee consents to a shorter period)) shall mail a notice of redemption by first-class mail, postage prepaid, to the holders of each Debenture to be redeemed.

     The notice shall identify the Debentures to be redeemed and shall state:

     (1) the Redemption Date;

     (2) the Redemption Price;

     (3) the then existing Conversion Rate;

     (4) the name and address of the Paying Agent and the Conversion Agent;

     (5) that Debentures called for redemption may be converted at any time before the close of business on the date that is one Business Day immediately prior to the Redemption Date;

     (6) that holders who want to convert their Debentures must satisfy the requirements for conversion set forth in the Debentures and this Indenture;

     (7) that Debentures called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

     (8) if fewer than all of the outstanding Debentures are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Debentures to be redeemed; and

     (9) the CUSIP number(s) of the Debentures.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to holders in accordance with this Section 3.03.

     Section 3.04. Effect of Notice of Redemption. Once notice of redemption is given, Debentures called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Debentures which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Debentures shall be paid at the Redemption Price stated in the notice.

     Section 3.05. Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary thereof is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Debentures to be redeemed on that date other than Debentures or portions of Debentures called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. Subject to receipt of funds and/or Debentures by the Paying Agent, payment for Debentures surrendered for redemption will be made promptly after the later of
(x) the Redemption Date with respect to such Debenture and (y) the time of delivery of such Debenture to the Paying Agent by the holder thereof, by mailing checks for the amount payable to the holders of such Debentures entitled thereto as they shall appear in the Debenture Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Debentures pursuant to Section 15.01. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

     If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to redeem on the Redemption Date all the Debentures or portions thereof that are to be redeemed as of the Redemption Date, then on and after the Business Day following the Redemption Date (i) such Debentures will cease to be outstanding, (ii) interest, including Additional Interest, if any, will cease to accrue on such Debentures, and (iii) all other rights of the holders of such Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or Paying Agent, other than the right to receive the Redemption Price upon delivery of the Debentures.

     Section 3.06. Debentures Redeemed in Part. Upon surrender of a Debenture that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the holder a new Debenture in an authorized denomination equal in principal amount to the unredeemed portion of the Debenture surrendered. In the event of any redemption in part, the Company will not be required to (i) issue, register the transfer of or exchange any Debenture during a period beginning at the opening of business 15 days before any selection of Debentures for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Debentures to be so redeemed, or (ii) register the transfer of or exchange any Debenture so selected for redemption, in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

     Section 3.07. No Redemption Upon Acceleration. Notwithstanding the foregoing, the Company may not redeem the Debentures if it failed to pay any interest, including Additional Interest, if any, and such failure to pay is continuing, or if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such Redemption Date.

                                    ARTICLE 4
                           SUBORDINATION OF DEBENTURES

     Section 4.01. Agreement of Subordination. The Company covenants and agrees, and each holder of Debentures issued hereunder by its acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Indenture; and each person holding any Debenture, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

     The payment of the principal of, premium, if any, interest, including Additional Interest, if any, on all Debentures (including, but not limited to, the Redemption Price, Principal Return, Repurchase Price or Fundamental Change

Repurchase Price with respect to the Debentures as provided in the Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

     No provision of this Section 4.01 shall prevent the occurrence of any default or Event of Default hereunder.

     Section 4.02. Payments to Debentureholders. No payment shall be made with respect to the principal of, premium, if any, or Additional Interest, if any, on the Debentures (including, but not limited to, the Redemption Price, Principal Return, Repurchase Price or Fundamental Change Repurchase Price with respect to Debentures as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.05, if:

     (a) a default in the payment of principal, premium, if any, interest, rent or other obligations in respect of Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace (a "PAYMENT DEFAULT"), unless and until such Payment Default shall have been cured or waived or shall have ceased to exist; or

     (b) a default, other than a Payment Default, on any Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity, or in the case of a lease, a default occurs and is continuing that permits the lessor to either terminate the lease or require the Company to make an irrevocable offer to terminate the lease, and the Trustee receives written notice of the default (a "PAYMENT BLOCKAGE NOTICE") from a holder of Designated Senior Indebtedness, a Representative of Designated Senior Indebtedness or the Company (a "NON-PAYMENT DEFAULT").

     If the Trustee receives any Payment Blockage Notice pursuant to clause (b) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 4.02 unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

     The Company may and shall resume payments on and distributions in respect of the Debentures, including any past scheduled payments of the principal of, premium, if any, interest, including Additional Interest, if any, on such

Debentures (including, but not limited to, the Redemption Price, Principal Return, Repurchase Price or Fundamental Change Repurchase Price with respect to Debentures as provided in this Indenture), to which the holders of the Debentures would have been entitled but for the provisions of this Article 4:

          (i) in the case of a Payment Default, on the date upon which such Payment Default is cured or waived or ceases to exist, and

          (ii) in the case of a Non-Payment Default, the earlier of (a) the date upon which such default is cured or waived or ceases to exist or (b) 179 days after the Payment Blockage Notice is received by the Trustee if the maturity of such Designated Senior Indebtedness has not been accelerated and no Payment Default with respect to any Designated Senior Indebtedness has occurred which has not been cured or waived or ceased to exist (in such event clause (1) above shall instead be applicable).

     Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or payment thereof in accordance with its terms provided for in cash or other payment satisfactory to the holders of such Senior Indebtedness before any payment is made on account of the principal of, premium, if any, interest, or Additional Interest, if any, on the Debentures (except payments made pursuant to Article 13 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding up, liquidation or reorganization); and upon any such dissolution or winding up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debentures or the Trustee would be entitled, except for the provision of this Article 4, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the Debentures or to the Trustee.

     For purposes of this Article 4, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 4 with respect to the Debentures to the payment of all Senior Indebtedness that may at the time be outstanding; provided that (i) the Senior Indebtedness are assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 12 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 4.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 12.

     In the event of the acceleration of the Debentures because of an Event of Default, no payment or distribution shall be made to the Trustee or any holder of Debentures in respect of the principal of, premium, if any, or interest, including Additional Interest, if any on the Debentures (including, but not limited to, the Redemption Price, Principal Return, Repurchase Price or the Fundamental Change Repurchase Price with respect to Debentures as provided in the Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.05, until all Senior Indebtedness have been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Debentures is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

     In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing provisions in this Section 4.02, shall be received by the Trustee or the holders of the Debentures before all Senior Indebtedness are paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of such Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of any Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

     Nothing in this Section 4.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.06. This Section 4.02 shall be subject to the further provisions of Section 4.05.

     Section 4.03. Subrogation of Debentures. Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 4 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is pari passu to the Debentures; provided that for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Debentures or the Trustee would be entitled except for the provisions of this
Article 4, and no payment over pursuant to the provisions of this Article 4, to or for the benefit of the holders of Senior Indebtedness by holders of the Debentures or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holders of the Debentures, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holders of the Debentures pursuant to the subrogation provisions of this Article 4, that would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Debentures. It is understood that the provisions of this Article 4 are and are intended solely for the purposes of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

     Nothing contained in this Article 4 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of, premium, if any, and interest, including Additional Interest, if any, on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 4 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     Section 4.04. Authorization to Effect Subordination. Each holder of a Debenture by the holder's acceptance thereof authorizes and directs the Trustee on the holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 4 and appoints the Trustee to act as the holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in the second paragraph of Section
7.02 hereof at least thirty (30) days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Debentures.

     Section 4.05. Notice to Trustee. The Company shall give prompt written notice in the form of an Officers' Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Debentures pursuant to the provisions of this Article 4. Notwithstanding the provisions of this Article 4 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article 4, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers' Certificate) or a Representative or a holder or holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided that if on a date not less than one (1) Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest, including Additional Interest on any Debenture) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 4.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to apply monies received to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

     Notwithstanding anything in this Article 4 to the contrary, nothing shall prevent any payment by the Trustee to the Debentureholders of monies deposited with it pursuant to Section 13.01, provided such deposit was not in violation of this Article 4, and any such payment shall not be subject to the provisions of
Section 4.01 or Section 4.02

     The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Representative to a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. The Trustee shall not be required to make any payment or distribution to or on behalf of a holder of Senior Indebtedness pursuant to this Article 4 unless it has received reasonably satisfactory evidence as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article 4.

     Section 4.06. Trustee's Relation to Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this
Article 4 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section
8.13 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 4, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.

     Section 4.07. No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     Section 4.08. Certain Conversions Not Deemed Payment. For the purposes of this Article 4 only, (1) the issuance and delivery of junior securities upon conversion of Debentures in accordance with Article 15 shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest, including Additional Interest, if any, on Debentures or on account of the purchase or other acquisition of Debentures, and (2) the payment, issuance or delivery of cash (including the Principal Return, but excluding cash in satisfaction of fractional shares pursuant to Section 15.02(a)(iii)), property or securities (other than junior securities) upon conversion of a Debenture shall be deemed to constitute payment on account of the principal of, premium, if any, or interest, including Additional Interest, if any, on such Debenture. For the purposes of this Section 4.08, the term "junior securities" means (a) shares of any stock of any class of the Company or (b) securities of the Company that are subordinated in right of payment to all Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article. Nothing contained in this
Article 4 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Debentureholders, the right, which is absolute and unconditional, of the holder of any Debenture to convert such Debenture in accordance with Article 15.

     Section 4.09. Article Applicable to Paying Agents. If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section
4.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent. The Trustee shall not be responsible for the actions or inactions of any other Paying Agents (including the Company if acting as its own Paying Agent) and have no control of any funds held by such other Paying Agents, unless and to the extent that the Trustee has been appointed as Paying Agent under this Indenture.

     Section 4.10. Senior Indebtedness Entitled to Rely. The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 4, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

     Section 4.11. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Debentureholders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Debentureholders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

                                    ARTICLE 5
                       PARTICULAR COVENANTS OF THE COMPANY

     Section 5.01. Payment of Principal, Premium Interest, and Additional Interest. The Company covenants and agrees that it will cause to be paid the principal of and premium, if any (including the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price), accrued and unpaid interest and Additional Interest, if any, on each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures. Each installment of accrued and unpaid interest and Additional Interest, if any, on the Debentures due on any Payment Date (as defined in the Registration Rights Agreement) may be paid by mailing checks for the amount payable to or upon the written order of the Debentureholders entitled thereto as they shall appear on the registry books of the Company, provided that, with respect to any Debentureholder with an aggregate principal amount equal to or in excess of $2,000,000, at the request of such holder in writing to the Company, accrued and unpaid interest and Additional Interest, if any, on such holder's Debentures shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by such holder from time to time to the Trustee and Paying Agent (if different from Trustee) at least two days prior to the applicable record date; provided further that payment of accrued and unpaid interest and Additional Interest, if any, made to the Depositary shall be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.

     Section 5.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment, redemptions or repurchase ("PAYING AGENT") or for conversion ("CONVERSION AGENT") and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

     The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms Paying Agent and Conversion Agent include any such additional or other offices or agencies, as applicable.

     The Company hereby initially designates the Trustee as the Paying Agent, Debenture registrar, Custodian and Conversion Agent and the Corporate Trust Office and the office of agency of the Trustee in the Borough of Manhattan shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

     So long as the Trustee is the Debenture registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.10(a) and the third paragraph of Section 8.11.

     Section 5.03. Appointments to Fill Vacancies in Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

     Section 5.04. Provisions as to Paying Agent.

     (a) If the Company shall appoint a Paying Agent other than the Trustee or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

          (i) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the holders of the Debentures;

          (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on the Debentures when the same shall be due and payable; and

          (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

     The Company shall, on or before each due date of the principal of, or premium, if any, or accrued and unpaid interest or Additional Interest, if any, on the Debentures, deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, or accrued and unpaid interest or Additional Interest, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

     (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, accrued and unpaid interest and Additional Interest, if any, on the Debentures, set aside, segregate and hold in trust for the benefit of the holders of the Debentures a sum sufficient to pay such principal, premium, if any, accrued and unpaid interest and Additional Interest, if any, so becoming due and will notify the Trustee in writing of any failure to take such action and of any failure by the Company (or any other obligor under the Debentures) to make any payment of the principal of, premium, if any, accrued and unpaid interest and Additional Interest, if any, on the Debentures when the same shall become due and payable.

     (c) Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

     (d) Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to
Section 13.03 and Section 13.04.

     Section 5.05. Existence. Subject to Article 12, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

     Section 5.06. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales of Debentures or any Common Stock issuable on conversion thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial Debentureholder or any such Common Stock, in each case which continue to be Restricted Securities, in connection with any sale thereof and any prospective Purchasers of Debentures or such Common Stock from such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the written request of any holder or beneficial holder of the Debentures or such Common Stock and it will take such further action as any holder or beneficial holder of such Debentures or such Common Stock may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Debentures or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such rule may be amended from time to time. Upon the written request of any holder or any beneficial holder of the Debentures or such Common Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     Section 5.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.08. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2005) an Officers' Certificate stating whether or not to the best of their knowledge the signers know of any default or Event of Default that occurred during such period. If they do, such Officers' Certificate shall describe the default or Event of Default and its status.

     Section 5.09. Additional Interest. If Additional Interest are payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that are payable and (ii) the date on which such damages are payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest are payable. If the Company has paid Additional Interest directly to the persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

     Section 5.10. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     Section 5.11. Resale Of The Debentures. During the period of two years after the last date of original issuance of the Debentures the Company shall not, and shall not permit any of its Affiliates to, resell any of the Debentures or the shares of Common Stock, if any, issued upon conversion of the Debentures, that constitute "restricted securities" under Rule 144 under the Securities Act that have been reacquired by any of them.

                                    ARTICLE 6
      LISTS OF DEBENTUREHOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

     Section 6.01. Lists of Debentureholders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen (15) days after each May 1 and November 1 in each year beginning with November 1, 2005, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Debentureholders as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Debenture registrar.

     Section 6.02. Preservation and Disclosure of Lists.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Debentureholders contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Debenture registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

     (b) The rights of Debentureholders to communicate with other
Debentureholders with respect to their rights under this Indenture or under the Debentures and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

     (c) Every Debentureholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Debentureholders made pursuant to the Trust Indenture Act.

     Section 6.03. Reports by Trustee.

     (a) Within sixty (60) days after October 15 of each year commencing with the year 2005, the Trustee shall transmit to Debentureholders such reports dated as of October 15 of each year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

     (b) A copy of such report shall, at the time of such transmission to Debentureholders, be filed by the Trustee with each stock exchange and automated quotation system upon which the Debentures are listed and with the Company. The Company will notify the Trustee in writing within a reasonable time when the Debentures are listed on any stock exchange or automated quotation system and when any such listing is discontinued.

     Section 6.04. Reports by Company.

     (a) After this Indenture has been qualified under the Trust Indenture Act, the Company shall file with the Trustee and the Commission, and transmit to Debentureholders, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be delivered to the Trustee within 15 days after the same is so required to be filed with the Commission.

     (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers' Certificate).

                                    ARTICLE 7
                              DEFAULTS AND REMEDIES

     Section 7.01. Events of Default. The following events shall be Events of Default with respect to the Debentures:

     (a) default in the payment of the principal of and premium, if any, on the Debentures as and when the same shall become due and payable either at maturity or in connection with any redemption, repurchase or otherwise, whether or not such payment is prohibited by the provisions of Article 4; or

     (b) default for thirty (30) days in the payment of any installment of interest, upon any of the Debentures as and when the same shall become due and payable, whether or not such payment is prohibited by the provisions of Article 4; or

     (c) default for thirty (30) days in the payment of any installment of Additional Interest, if any, upon any of the Debentures as and when the same shall become due and payable, whether or not such payment is prohibited by the provisions of Article 4; or

     (d) failure to pay when due the Principal Return in cash, together with any cash in lieu of fractional shares as required under Section 15.02, or to deliver when due the Net Shares and such failure continues for 5 days. It shall not be an Event of Default under this clause (d) if the Debentures are not convertible as a result of a Credit Agreement Event as set forth Section 15.01(d), and the Company has complied with all its obligations set forth therein; or

     (e) failure on the part of the Company to duly to observe or perform any other of the covenants on the part of the Company in the Debentures or in this Indenture (other than a covenant default in whose performance or whose breach is elsewhere in this Section specifically dealt with) and the continuance of such failure for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of at least 25% in aggregate principal amount of

Debentures at the time outstanding, determined in accordance with Section 9.04;
or

     (f) a default in the payment of the Repurchase Price or Fundamental Change Repurchase Price in respect of any Debenture on the Repurchase Date or Fundamental Change Repurchase Date in accordance with the provisions of Article 16, whether or not such payment is prohibited by the provisions of Article 4; or

     (g) failure on the part of the Company to provide a written notice of a Fundamental Change in accordance with Section 16.02; or

     (h) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

     (i) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive days; or

     (j) The failure by the Company or any Significant Subsidiary to make any payment by the end of the applicable grace period, if any, after the maturity of any Indebtedness of the Company or such Significant Subsidiary for borrowed money in an aggregate principal amount in excess of $25,000,000, or if there is an acceleration of Indebtedness for borrowed money in such principal amount because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in either case, for a period of 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Debentures then outstanding, determined in accordance with Section 9.04.

     In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 7.01(h) or Section 7.01(i) with respect to the Company), unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding determined in accordance with Section 9.04, by notice in writing to the Company (and to the Trustee if given by Debentureholders), may declare the principal of and premium, if any, on all the Debentures and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debentures contained to the contrary notwithstanding. If an Event of Default specified in Section 7.01(h) or Section 7.01(i) occurs and is continuing with respect to the Company, the principal of all the Debentures and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, shall be immediately due and payable. This provision, however, is subject to the conditions that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest and accrued and unpaid Additional Interest, if any, upon all Debentures and the principal of and premium, if any, on any and all Debentures that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest and accrued and unpaid Additional Interest, if any, (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate of 4% per year) and amounts due to the Trustee pursuant to Section 8.06, and if any and all defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on Debentures that shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.07, then and in every such case the holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default with respect to the Debentures and rescind and annul such declaration and its consequences and such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The

Company shall notify the Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default by delivering to the Trustee a statement specifying such Event of Default.

     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Debentureholders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Debentureholders, and the Trustee shall continue as though no such proceeding had been instituted.

     Section 7.02. Payments of Debentures on Default; Suit Therefor. In the event that the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Debentures then outstanding hereunder have declared the principal of and premium, if any, on all Debentures (including accrued and unpaid interest and accrued and unpaid Additional Interest, if any) to be due and payable immediately in accordance with Section 7.01, and the Company shall have failed forthwith to pay such amounts, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid (including such further amounts as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith), and may prosecute any such action or proceeding to judgment or final degree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures wherever situated the monies adjudged or decreed to be payable.

     In the case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal premium, if any, and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, in respect of the Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Debentureholders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Debentureholders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 8.06 hereof, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Debentures may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Debentureholder any plan of reorganization, arrangement, adjustment or composition affecting the Debentureholder or the rights of any Debentureholder thereof, or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

     All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Debentures.

     In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceedings.

     Section 7.03. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 7 with respect to the Debentures shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

     First, to the payment of all amounts due the Trustee under Section 8.06;

     Second, subject to the provisions of Article 4, in case the principal of the outstanding Debentures shall not have become due and be unpaid, to the payment of interest on the Debentures, including Additional Interest, if any, in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Debentures, such payments to be made ratably to the Persons entitled thereto;

     Third, subject to the provisions of Article 4, in case the principal of the outstanding Debentures shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount including the payment of the Repurchase Price, Fundamental Change Repurchase Price and the Principal Return, then owing and unpaid upon the Debentures for principal and premium, if any, and interest, including Additional Interest, if any, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Debentures, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

     Fourth, to the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

     Section 7.04. Proceedings by Debentureholders. No holder of any Debenture shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee by the Debentureholders pursuant to Section 7.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Debenture with every other taker and holder and the Trustee, that no one or more Debentureholders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Debentureholder, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Debentureholders (except as otherwise provided herein). For the protection and enforcement of this Section 7.04, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Notwithstanding any other provision of this Indenture and any provision of any Debenture, the right of any Debentureholder to receive payment of the principal of and premium, if any (including the redemption price upon redemption pursuant to Article 3), and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on such Debenture, on or after the respective due dates expressed in such Debenture or in the notice of redemption, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Debentureholder.

     Anything in this Indenture or the Debentures to the contrary notwithstanding, the holder of any Debenture, without the consent of either the Trustee or the holder of any other Debenture, in his own behalf and for his own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, his rights of conversion as provided herein.

     Section 7.05. Proceedings by Trustee. In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     Section 7.06. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.07, all powers and remedies given by this
Article 7 to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article 7 or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

     Section 7.07. Direction of Proceedings and Waiver of Defaults by Majority of Debentureholders. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section
9.04 shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Debentures; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section 9.04 may on behalf of the holders of all of the Debentures waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of premium (including any Repurchase Price, Fundamental Change Repurchase Price or Principal Return) accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on, or the principal of, the Debentures when due which has not been cured pursuant to the provisions of Section 7.01, (ii) a failure by the Company to deliver Net Shares (or cash in lieu of fractional shares) upon conversion of the Debentures (iii) a default in respect of a covenant or provisions hereof which under Article 11 cannot be modified or amended without the consent of the holders of all

Debentures then outstanding. Upon any such waiver the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     Section 7.08. Notice of Defaults. The Trustee shall, within ninety (90) days after the occurrence of a default of which a Responsible Officer has actual knowledge, mail to all Debentureholders as the names and addresses of such holders appear upon the Debenture register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of default in the payment of the principal of (including the Principal Return), or premium, if any, accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on any of the Debentures, including without limiting the generality of the foregoing any default in the payment of any Repurchase Price or Fundamental Change Repurchase Price, then in any such event the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Debentureholders.

     Section 7.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than 10% in principal amount of the Debentures at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of or premium, if any, accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on any Debenture (including, but not limited to, the Repurchase Price or Fundamental Change Repurchase Price with respect to the Debentures being repurchased as provided in this Indenture) on or after the due date expressed in such Debenture or to any suit for the enforcement of the right to convert any Debenture in accordance with the provisions of Article 15.

                                    ARTICLE 8
                             CONCERNING THE TRUSTEE

     Section 8.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

          (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and, after it has been qualified thereunder, the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

          (ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be


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

established by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Debentures at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

     (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

     (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Debentures;

     (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;

     (g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investments prior to its stated maturity or the failure of the party directing such investments prior to its stated maturity or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

     (h) in the event that the Trustee is also acting as Custodian, Debenture Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 8 shall also be afforded to such Custodian, Debenture Registrar, Paying Agent, Conversion Agent or transfer agent.


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

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

     Section 8.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 8.01:

     (a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Debenture, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

     (c) the Trustee may consult with counsel and require an opinion of counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

     (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of


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

this Indenture, the Trustee may require indemnity satisfactory to the Trustee from the Debentureholders against such expenses or liability as a condition to so proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; and

     (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder.

     In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than through the Trustee's willful misconduct or gross negligence. The Trustee shall not be charged with knowledge of any default or Event of Default with respect to the Debentures, unless either
(1) a Responsible Officer shall have actual knowledge of such default or Event of Default or (2) written notice of such default or Event of Default shall have been given to the Trustee by the Company or by any holder of the Debentures; and the permissive rights of the Trustee enumerated herein shall not be construed as duties.

     Section 8.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Debentures (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

     Section 8.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Debentures. The Trustee, any Paying Agent, any Conversion Agent or Debenture registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Debenture registrar.

     Section 8.05. Monies to Be Held in Trust. Subject to the provisions of
Section 4.02 and Section 13.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee


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

shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

     Section 8.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except, subject to the effect of Section 4.03 and Section 7.06, funds held in trust herewith for the benefit of the holders of particular Debentures prior to the date of the accrual of such unpaid compensation or indemnifiable claim. The Trustee's right to receive payment of any amounts due under this Section 8.06 shall not be subordinate to any other liability or indebtedness of the Company (even though the Debentures may be so subordinated). The obligation of the Company under this Section 8.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company shall defend the claim and the Trustee shall cooperate with the defense. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this
Section 8.06 shall extend to the officers, directors, agents and employees of the Trustee.

     When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.01(h) or
Section 7.01(i) occurs, the expenses and the compensation for the services are


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

intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

     Section 8.07. Officers' Certificate as Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Officers' Certificate, in the absence of negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

     Section 8.08. Conflicting Interests of Trustee. After qualification under the Trust Indenture Act, if the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

     Section 8.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 8.10. Resignation or Removal of Trustee.

     (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Debentureholders at their addresses as they shall appear on the Debenture register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Debentureholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a


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

successor trustee, or any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b) In case at any time any of the following shall occur:

          (i) the Trustee shall fail to comply with Section 8.08 within a reasonable time after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months, or

          (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Debentureholder, or

          (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.09, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (c) The holders of a majority in aggregate principal amount of the Debentures at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Debentureholder, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.


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

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

     Section 8.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Debentures, to secure any amounts then due it pursuant to the provisions of Section 8.06.

     No successor trustee shall accept appointment as provided in this Section
8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.08 and be eligible under the provisions of Section 8.09.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 8.11, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Debentureholders at their addresses as they shall appear on the Debenture register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

     Section 8.12. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to


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

the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee such corporation shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Debentures either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     Section 8.13. Limitation on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), after qualification under the Trust Indenture Act, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

     Section 8.14. Trustee's Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Debentures under this Indenture, including, without limitation, under Article IV hereof) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.


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                                    ARTICLE 9
                         CONCERNING THE DEBENTUREHOLDERS

     Section 9.01. Action by Debentureholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Debentureholders in person or by agent or proxy appointed in writing, or (b) by the record of the Debentureholders voting in favor thereof at any meeting of Debentureholder duly called and held in accordance with the provisions of
Article 10, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Debentureholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Debentures, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Debentureholders entitled to take such action. The record date if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

     Section 9.02. Proof of Execution by Debentureholders. Subject to the provisions of Section 8.01, Section 8.02 and Section 10.05, proof of the execution of any instrument by a Debentureholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debentures shall be proved by the Debenture register or by a certificate of the Debenture registrar. The record of any Debentureholders' meeting shall be proved in the manner provided in Section 10.06.

     Section 9.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Debenture registrar may deem the person in whose name such Debenture shall be registered upon the Debenture register to be, and may treat him as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Debenture registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on such Debenture, for conversion of such Debenture and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid,


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

effectual to satisfy and discharge the liability for monies payable upon any such Debenture. Notwithstanding anything to the contrary in this Indenture or the Debentures following an event which, after notice or passage of time or both, would become a Default, any holder of a beneficial interest in a Global Debenture may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other person, such holder's right to exchange such beneficial interest for a Debenture in certificated form in accordance with the provisions of this Indenture.

     Section 9.04. Company-Owned Debentures Disregarded. In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, waiver or other action under this Indenture, Debentures that are owned by the Company or any other obligor on the Debentures or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on such Debentures shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Debentures that a Responsible Officer knows are so owned shall be so disregarded. Debentures so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section
9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures and that the pledgee is not the Company, any other obligor on the Debentures or a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of any of the above described persons; and, subject to Section 8.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are outstanding for the purpose of any such determination.

     Section 9.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture that is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Debenture. Except as aforesaid, any such action taken by the


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

holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.

                                   ARTICLE 10
                           DEBENTUREHOLDERS' MEETINGS

     Section 10.01. Purpose of Meetings. A meeting of Debentureholders may be called at any time and from time to time pursuant to the provisions of this
Article 10 for any of the following purposes:

     (a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Debentureholders pursuant to any of the provisions of Article 7;

     (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 8;

     (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

     (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.

     Section 10.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Debentureholders to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Debentureholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.01, shall be mailed to holders of such Debentures at their addresses as they shall appear on the Debenture register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

     Any meeting of Debentureholders shall be valid without notice if the holders of all Debentures then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Debentures


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outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

     Section 10.03. Call of Meetings by Company or Debentureholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Debentures then outstanding, shall have requested the Trustee to call a meeting of Debentureholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Debentureholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

     Section 10.04. Qualifications for Voting. To be entitled to vote at any meeting of Debentureholders a person shall (a) be a holder of one or more Debentures on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Debentures. The only persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     Section 10.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debentureholders as provided in Section 10.03, in which case the Company or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote at the meeting.

     Subject to the provisions of Section 9.04, at any meeting of Debentureholders each Debentureholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect


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of any Debenture challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Debentureholders. Any meeting of Debentureholders duly called pursuant to the provisions of Section 10.02 or Section 10.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Debentures represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

     Section 10.06. Voting. The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballot on which shall be subscribed the signatures of the Debentureholders or of their representatives by proxy and the principal amount of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the principal amount of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     Section 10.07. No Delay of Rights by Meeting. Nothing contained in this
Article 10 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Debentureholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Debentureholders under any of the provisions of this Indenture or of the Debentures.


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

                                   ARTICLE 11
                             SUPPLEMENTAL INDENTURES

     Section 11.01. Supplemental Indentures Without Consent of Debentureholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company's expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

     (a) to make provision with respect to the conversion rights of the Debentureholders pursuant to the requirements of Section 15.06;

     (b) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures, any property or assets;

     (c) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to
     Article 12;

     (d) to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the Debentureholders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

     (e) to increase, from time to time, the Conversion Rate in the manner described under and Section 15.04(h);

     (f) to add or modify any provision of this Indenture (not expressly addressed in this Section 11.01) which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of holders of the Debentures in any material respect;

     (g) to expressly provide for the combination of cash and shares of Common Stock to be delivered by a Financial Institution to a converting holder of the Debentures pursuant to Section 15.03;


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

     (h) to make provision with respect to the conversion rights of the Debentureholders following a Public Acquirer Change of Control in the event the Company makes the election set forth in Section 15.01(e);

     (i) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; provided that such modification or amendment does not, in the good faith opinion of the Company's Board of Directors and the Trustee, adversely affect the interests of the holders of Debentures in any material respect; provided further that any amendment made solely to conform the provisions of the Indenture to the description of the Debentures in the Offering Memorandum, dated August 4, 2005 relating there will not be deemed to adversely affect the interests of the holders of the Debentures;

     (j) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures;

     (k) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or complying with the requirements of the Commissioner with respect thereto; or

     (l) to provide the holders of Debentures with additional rights to require the Company to purchase the Debentures on additional purchase dates;

     Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of such supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this Section
11.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 11.02.

     Notwithstanding any other provision of the Indenture or the Debentures, the Registration Rights Agreement and the obligation to pay Additional Interest


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

thereunder may be amended, modified or waived solely in accordance with the provisions of the Registration Rights Agreement.

     Section 11.02. Supplemental Indentures With Consent of Debentureholders. With the consent (evidenced as provided in Article 9) of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding (determined in accordance with Article 9), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures, provided, however, that no such supplemental indenture shall:

     (a) change the maturity date of the principal of, or any date any installment of interest or Additional Interest, if any, is due on, any Debenture;

     (b) reduce the principal amount, premium, if any, or any amount payable on repurchase, redemption or conversion of any Debenture;

     (c) reduce the interest rate or amount of interest, including Additional Interest, if any, on any Debenture;

     (d) impair the right to institute suit for the enforcement of any payment on or with respect to or the conversion of any Debenture;

     (e) except as otherwise permitted or contemplated by provisions of the Indenture, impair or adversely affect the conversion rights of holders of the Debentures, including any change to the payment of the Principal Return or delivery of the Net Shares;

     (f) materially adversely affect any repurchase option (including any repurchase on any Repurchase Date or Fundamental Change Repurchase Date) in a manner materially adverse to the holders of the Debentures;

     (g) modify the subordination provisions of the Indenture in a manner that is materially adverse to the holder of the Debentures;

     (h) reduce the percentage in aggregate principal amount of Debentures outstanding necessary to modify or amend the Indenture or to waive any past default;

     (i) reduce the percentage in aggregate principal amount of Debentures required for any waiver under the Indenture,


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

in each case without the consent or affirmative vote of holder of each outstanding Debenture affected.

     Upon the written request of the Company, accompanied by a copy of the Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Debentureholders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Section 11.03. Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article 11 shall comply with the Trust Indenture Act, as then in effect, provided that this Section
11.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 11, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Debentureholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 11.04. Notation on Debentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 11 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's


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

expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.11) and delivered in exchange for the Debentures then outstanding, upon surrender of such Debentures then outstanding.

     Section 11.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 17.05, upon its request, the Trustee shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 11.

                                   ARTICLE 12
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

     Section 12.01. Company May Consolidate, Etc. on Certain Terms.

     Subject to the provisions of Section 12.02, the Company shall not, without the consent of holders of the Debentures, consolidate with, merge with or into or sell, lease or otherwise transfer in one transaction or a series of related transactions the consolidated assets of the Company and its subsidiaries substantially as an entirety to any Person, unless:

     (a) the Company is the surviving Person or the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer, or that leases the assets and properties of the Company substantially as an entirety shall be a corporation, limited liability company, partnership or trust organized under the laws of the United States or any of its political subdivisions organized under the laws of the United States or any of its political subdivisions;

     (b) such Person or surviving entity assumes of the Company's obligations under the Indenture and the Debentures in a supplemental indenture hereto in form satisfactory to the Trustee, executed and delivered to the Trustee by such Person;

     (c) if, as a result of such transactions, the Debentures become convertible into common stock, securities or other property issued by any Person (other than the Person assuming the obligations under the Indenture pursuant to clause (b) above) pursuant to Section 15.06, such Person shall fully and unconditionally guarantees all the obligations of the Company or such successor under the Debentures and the Indenture;


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

     (d) at the time of such transaction or series of transactions, no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing; and

     (e) an Officers' Certificate and an Opinion of Counsel, each stated that the transaction or series of transactions comply with the provisions of the Indenture, have been delivered to the Trustee.

     Section 12.02. Successor Corporation to be Substituted. In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on all of the Debentures, the due and punctual conversion of the Debentures and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor Person shall succeed to and be substituted for the Company and the Company shall be released from those obligations, with the same effect as if it had been named herein as the party of the first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of LifePoint Hospitals, Inc. any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or lease, the person named as the "Company" in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article 12 may be dissolved, wound up and liquidated at any time thereafter and such person shall be released from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.

     In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.


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

     Section 12.03. Opinion of Counsel to Be Given Trustee. The Trustee shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article 12.

                                   ARTICLE 13
                     SATISFACTION AND DISCHARGE OF INDENTURE

     Section 13.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures that have been destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Debentures not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or at redemption all of the Debentures (other than any Debentures that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, due or to become due to such date of maturity or Redemption Date, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified public accountant or other financial professional, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect except as to (i) the right to receive payments of principal of and premium, if any, and accrued and unpaid interest if any, and accrued and unpaid Additional Interest, if any, on, the Debentures and the other rights, duties and obligations of Debentureholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, (ii) the rights, obligations and immunities of the Trustee hereunder and (iii) the obligations of the Company under Section 8.06, and the Trustee, on written demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 17.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debentures.


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

     Section 13.02. Deposited Monies to Be Held in Trust by Trustee. Subject to
Section 13.04, all monies deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the holders of the particular Debentures for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and premium and accrued and unpaid interest and accrued and unpaid Additional Interest, if any.

     Section 13.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Debentures (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

     Section 13.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on Debentures (including any Principal Return, Redemption Price, Repurchase Price or Fundamental Change Repurchase Price) and not applied but remaining unclaimed by the Debentureholders for two years after the date upon which the principal of, premium, if any, or accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on such Debentures, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written request and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Debentures shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another person. The Trustee shall, promptly after such payment of the principal of, premium, if any, or accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on Debentures (including any Principal Return, Redemption Price, Repurchase Price or Fundamental Change Repurchase Price), as described in this Section 13.04 and upon written request of the Company, return to the Company any funds in excess of the amount required for such payment.

     Section 13.05. Reinstatement. If (i) the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the holders of at least a majority in principal amount of the then outstanding Debentures so request by written notice to the Trustee, the Company's obligations under this Indenture shall be revived and reinstated as though no deposit had occurred pursuant to
Section 13.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money


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

in accordance with Section 13.02; provided, however, that if the Company makes any payment of interest or Additional Interest on or principal of any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Debentureholders to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 14
         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

     Section 14.01. Indenture and Debentures Solely Corporate Obligations. No recourse for the payment of the principal of or premium, if any, or accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.

                                   ARTICLE 15
                            CONVERSION OF DEBENTURES

     Section 15.01. Conversion Privilege.

     (a) Subject to the conditions described below, and upon compliance with the provisions of this Article 15, a Debentureholder shall have the right, at such holder's option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Debenture at any time prior to the close of business on the Business Day immediately preceding to the maturity date into cash and fully paid shares of Common Stock, if any, at a rate (the "CONVERSION RATE") of 16.3345 shares of Common Stock (subject to adjustment as provided in this Indenture) per $1,000 principal amount Debenture (the "CONVERSION OBLIGATION") under the circumstances and during the periods set forth below.

          (i) The Debentures shall be convertible during any fiscal quarter of the Company (a "FISCAL QUARTER")(and only during such Fiscal


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

     Quarter) after the quarter ending September 30, 2005, if the Closing Sale Price of the Common Stock for each of at least 20 Trading Days in the 30 consecutive Trading Day period ending on the last Trading Day of the immediately preceding Fiscal Quarter was greater than or equal to 130% of the Conversion Price in effect on such 30th Trading Day.

          (ii) The Debentures shall be convertible during the five Business Day period immediately after any five consecutive Trading Day period (the "MEASUREMENT PERIOD") in which the Trading Price per $1,000 principal amount of Debentures for each day of such Measurement Period was less than 96% of the product of the Closing Sale Price on such date and the Conversion Rate on such date, all as determined by the Trustee, as provided below. The Trustee shall have no obligation to determine the Trading Price of the Debentures unless requested by the Company to do so in writing, and the Company shall have no obligation to make such request unless a Debentureholder provides the Company with reasonable evidence that the Trading Price of the Debentures would be less than 96% of the product of
     (a) the then-applicable Conversion Rate of the Debentures and (b) the Closing Sale Price at such time, at which time the Company shall instruct the Trustee to determine the Trading Price of the Debentures beginning on the next Trading Day and on each successive Trading Day until the Trading Price per Debenture is greater than or equal to 96% of the product of (a) the then-applicable Conversion Rate of the Debentures and (b) the Closing Sale Price on such date.

          (iii) The Debentures shall be convertible at any time prior to the close of business on the Business Day immediately preceding any Redemption Date, if the Debentures have been called for redemption pursuant to Article 3 hereof.

          (iv) The Debentures shall be convertible as provided in Section 15.01(b), Section 15.01(c), and Section 15.01(d).

     Notwithstanding the conversion privilege set forth in this Section 15.01, even if the Debentures are otherwise convertible as set forth in Section 15.01(a), 15.01(b), Section 15.01(c) or Section 15.01(d), the Debentures shall not be convertible (and no Event of Default shall arise from a failure to deliver the Principal Return or Net Shares as required under Section 15.02 in connection with any such Debenture tendered for conversion) if, at the time a holder of Debentures surrenders such Debentures for conversion in accordance with Section 15.02 and in connection with a conversion privilege set forth in
Section 15.01(a), 15.01(b), Section 15.01(c) or Section 15.01(d), there exists a default or event of default under the Credit Agreement, or a default or event of default under the Credit Agreement would result from such conversion (a "CREDIT AGREEMENT EVENT").


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

In the case of a Credit Agreement Event with respect to any such Debentures tendered for conversion, the Company shall seek the consent of the lenders under the Credit Agreement to allow such conversion, or the Company shall attempt to refinance such Credit Agreement, in each case only on terms acceptable to the Company in its commercially reasonable discretion, unless the Company has previously designated a Financial Institution to exchange such Debentures pursuant to Section 15.03 and such Financial Institution has accepted such Debentures for exchange. If, the Company shall not have obtained the required consent to allow conversion of the Debentures or shall not have refinanced the Credit Agreement, in each case to allow conversion of such Debentures under the Credit Agreement, the Company shall (i) promptly inform such converting holder, the Trustee and the Conversion Agent, whereupon such holder shall have the option to revoke its Notice of Conversion and (ii) if such converting holder does not revoke its Notice of Conversion, designate a Financial Institution to exchange the Debentures pursuant to Section 15.03 to the extent the Company has not already done so. Any Debentures not accepted by such Financial Institution shall be returned to the Holder and the related Notice of Conversion shall be deemed to be revoked to the extent of such returned Debentures. Any such returned Debentures to the Holder that are not convertible pursuant to this
Section 15.01(a), but have otherwise met the conditions to conversions as set forth in clauses (i) through (iv) above may be again tendered for conversion, subject to clauses (i) through (iv) above, so long as no Credit Agreement Event is continuing at such time.

     (b) In the event that the Company elects to:

          (i) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the record date for such distribution, Common Stock at a price less than the Closing Sale Price of the Common Stock for the Trading Day immediately preceding the announcement of such distribution; or

          (ii) distribute to all holders of Common Stock, assets or debt securities of the Company or rights to purchase the Company's securities, which distribution has a per share value (as determined by the Board of Directors) exceeding 5% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution, then, in each case, the Debentures may be surrendered for conversion at any time on and after the date that the Company gives notice to the holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Date for such distribution, until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date or the date the Company announces


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that such distribution will not take place. Notwithstanding the foregoing, the
Debentures will not be convertible pursuant to clauses (i) or (ii) above if the Company provides that Debentureholders shall participate in such distribution without conversion.

     (c) In the event that the Company is a party to a transaction or event (including, without limitation, any consolidation, merger or binding share exchange) pursuant to which all shares of the Common Stock would be converted into or exchanged for cash, securities or other property, a Debentureholder may surrender Debentures for conversion at any time from and after the date that is 20 days prior to the anticipated effective date of the transaction until 20 days after the actual effective date of such transaction (or, if such transaction or event also constitutes a Fundamental Change, until the Fundamental Change Repurchase Date), unless such transaction occurs prior to February 20, 2013 and also constitutes a Make-Whole Change of Control (in which case the Debentures will instead be convertible in accordance with Section 15.01(d) below). The Company shall notify Debentureholders and the Trustee (whether or not such transaction also constitutes a Make-Whole Change of Control) at the same time the Company publicly announces such transaction (but in no event less than 20 days prior to the effective date of such transaction). Following the effective date of such transaction, the right to convert the Debentures at the Conversion Rate, and the settlement thereof, shall be modified as set forth under Section 15.06.

     (d) (i) In the event that a Make-Whole Change of Control occurs on or prior to February 20, 2013, a Debentureholder may surrender Debentures for conversion at any time from and after the date that is 20 days before the anticipated effective date of such Make-Whole Change of Control until the Fundamental Change Repurchase Date. The Company shall give notice to all record Debentureholders and the Trustee at least 25 days prior to the anticipated effective date of the Make-Whole Change of Control. Such notice will also specify whether the Company made the election specified in clause
     (iii) below.

          (ii) If a Debentureholder elects to convert Debentures in connection with a Make-Whole Change of Control pursuant to this subsection at any time from and after the date that is 20 days prior to the anticipated effective date of the transaction until 20 days after the actual effective date of such Make-Whole Change of Control (the "EFFECTIVE DATE"), the Conversion Rate applicable to each, $1,000 principal amount of converted Debentures shall be increased by an additional number of shares of Common Stock (the "ADDITIONAL SHARES") as described below.

     The number of Additional Shares to be added to each $1,000 principal amount of Debentures converted shall be determined by reference to the table


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attached as Schedule A hereto, based on the related Conversion Date of such
Debentures of and the Applicable Price; provided that if the actual Applicable Price is between two Applicable Price amounts in the table or the Conversion Date is between two Conversion Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Conversion Dates, as applicable, based on a 365-day year; provided further that if the Applicable Price is equal to or above $200 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 15.04), no Additional Shares will be added to the Conversion Rate; and provided that if the Stock Price is equal to or below $45.35 per share (subject to adjustment in the same manner as set forth in Section 15.04), no Additional Shares will be added to the Conversion Rate. In no event will Additional Shares be added to the Conversion Rate to cause the Conversion Rate to exceed 22.050 per $1,000 principal amount of Debentures (subject to adjustment in the same manner as set forth in Section 15.04).

     The Applicable Prices set forth in the first row of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Debentures is adjusted. The adjusted Applicable Prices shall equal the Applicable Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Applicable Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 15.04 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).

     Settlement of Debentures tendered for conversion in connection with a Make-Whole Change of Control as provided in this subsection, shall be as follows:

          (i) if the last day of the Applicable Conversion Period related to such Debentures (determined as set forth under Section 15.02(b)) is on or prior to the fourth Trading Day immediately preceding the Effective Date, the Company shall pay the Principal Return in cash (together with cash in lieu of fractional shares) and deliver the Net Shares, if any, all determined in accordance with Section 15.02(b) below, on the third Business Day immediately following the determination of the Average Price; provided that the related Conversion Value in calculating such Principal Return and Net Shares shall not include any Additional Shares be added to the Conversion Rate as set forth in this subsection. As soon as practicable following the Effective Date, the Company shall calculate the Conversion Value for such Debentures (based upon the same Conversion


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     Period and the same Average Price) as if the Conversion Rate had been increased by the number of Additional Shares to be added to the Conversion Rate pursuant to this subsection. If such increased Conversion Value results in an increase to the Principal Return (determined in accordance with Section 15.02(b) below, but based on such increased Conversion Value) as compared to the Principal Return calculated without such Additional Shares, the Company shall pay, promptly following the Effective Date, such increase to the Principal Return in cash. In addition, if such increased Conversion Value results in an increase to the number of Net Shares (determined in accordance with Section 15.02(b), but based on such increased Conversion Value) as compared to the number of Net Shares calculated without such Additional Shares, the Company shall deliver, promptly following the Effective Date, such increase to the number of Net Shares (and pay, in lieu of any fractional shares, cash based on the Average Price). Any such Net Shares delivered following the Effective Date shall be subject to Section 15.06. In no event shall the Company pay such increase to the Principal Return, or deliver such increase to the number of Net Shares, if the Make-Whole Change of Control never becomes effective.

          (ii) if the last day of the Applicable Conversion Period related to such Debentures (determined as set forth under Section 15.02(b), without, for the avoidance of doubt, giving effect to the proviso to this sentence) is after the fourth Trading Day immediately preceding the Effective Date, the Company shall pay the Principal Return in cash (together with cash in lieu of fractional shares) and deliver the Net Shares, if any, all in accordance with Section 15.02(b) below (such determination, for the avoidance of doubt to include the number of Additional Shares to be added to the Conversion Rate as set forth in this subsection), on the later to occur of (a) the Effective Date and (b) the third Business Day immediately following the Conversion Date relating to such Debentures; provided that for purposes of determining the Conversion Value, the Principal Return and the number of Net Shares, the Applicable Conversion Period shall be deemed to be the ten Trading Days ending on the fourth Trading Day immediately preceding the Effective Date. Any such Net Shares delivered following the Effective Date shall be subject to Section 15.06.

     (e) Notwithstanding the foregoing, and in lieu of increasing the Conversion Rate as set forth in Section 15.01(d) by a number of Additional Shares, in the case of a Public Acquirer Change of Control, the Company may elect that, from and after the Effective Date of such Public Acquirer Change of Control, the right to convert a Debenture will be changed into a right to convert a Debenture into cash and, if applicable, a number of shares of Acquirer Common


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Stock as specified below. The Conversion Rate on and following the Effective
Date of such Public Acquirer Change of Control shall be a number of shares of Acquirer Common Stock equal to the product of:

          (i) the Conversion Rate in effect immediately prior to the Effective Date of such Public Acquirer Change of Control, and

          (ii) the average of the quotients obtained, for each Trading Day in the 10 consecutive Trading Day period commencing on the Trading Day immediately after the Effective Date of such Public Acquirer Change of Control (the "VALUATION PERIOD"), by dividing:

               (A) the Acquisition Value of Common Stock on each such Trading Day in the Valuation Period, by

               (B) the Closing Sale Price of the Acquirer Common Stock on each such Trading Day in the Valuation Period.

     Section 15.02. Conversion Procedure.

     (a) Upon conversion of any Debenture, subject to this Section 15.02 and
Section 15.01 and Section 15.06, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Debentures by payment and delivery of cash and, if applicable, shares of Common Stock as follows:

          (i) The Company shall pay an amount in cash (the "PRINCIPAL RETURN") equal to the lesser of (A) the Conversion Value of the Debentures to be converted and (B) the aggregate principal amount of the Debentures to be converted;

          (ii) If the Conversion Value of the Debentures to be converted is greater than the principal amount, the Company shall deliver an amount in whole shares of Common Stock (the "NET SHARES") equal to the sum of the Daily Share Amounts for each Trading Day during the Applicable Conversion Period for such Debentures; and

          (iii) The Company shall pay an amount in cash, in lieu of any fractional shares of Common Stock as set forth below.

     The "DAILY SHARE AMOUNT," for each $1,000 principal amount of Debentures and each Trading Day in the Applicable Conversion Period for such Debentures, means the greater of (i) zero and (ii) a number of shares of Common Stock equal to the quotient obtained by dividing (1) the difference between (a) the product of the Closing Sale Price of the Common Stock on such Trading Day and


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the Conversion Rate in effect on such Trading Day (including, subject to
15.01(d), any Additional Shares added to such Conversion Rate) and (b) $1,000, by (2) the product of 10 and the Closing Sale Price of the Common Stock on such Trading Day.

     The Conversion Value, Principal Return and number of Net Shares shall be determined by the Company promptly following the last day of the Applicable Conversion Period.

     (b) Before any holder of a Debenture shall be entitled to convert the same as set forth above, such holder shall (1) in the case of a Global Debenture, comply with the procedures of the Depositary in effect at that time and furnish appropriate endorsement and transfer documents, and (2) in the case of a Debenture issued in certificated form, surrender such Debentures, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, and give irrevocable written notice (subject to revocation of such notice as set forth in Section 15.01(a)) to the Conversion Agent in the form on the reverse of such certificated Debenture (or a facsimile thereof) (a "NOTICE OF CONVERSION") at said office or place that such holder elects to convert the same and shall state in writing therein the principal amount of Debentures to be converted and the name or names (with addresses) in which such holder wishes the certificate or certificates for the Net Shares, if any, included upon settlement the Conversion Obligation, if any, to be registered. No Notice of Conversion with respect to any Debentures may be tendered by a holder thereof if such holder has also tendered a Repurchase Notice or Fundamental Change Repurchase Notice and not validly withdrawn such Repurchase Notice or Fundamental Change Repurchase Notice in accordance with Section 16.03.

     If more than one Debenture shall be surrendered for conversion at one time by the same holder, the Conversion Obligation with respect to such Debentures, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted thereby) so surrendered.

     (c) A Debenture shall be deemed to have been converted immediately prior to the close of business on the date (the "CONVERSION DATE") that the holder has complied with the requirements set forth in clause (b). Except as provided in
Section 15.01(d), payment of the cash and Net Shares, if any, in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the third Business Day following the last day of the Applicable Conversion Period (the "CONVERSION SETTLEMENT DATE") by paying in cash the Principal Return (together with any cash in lieu of fractional shares) to the holder of a Debenture surrendered for conversion, or such holder's nominee or nominees, and issue, or


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cause to be issued, and deliver to the Conversion Agent or to such holder, or such holder's nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock equal to the Net Shares, if any, to which such holder shall be entitled as part of such Conversion Obligation.

     (d) In case any Debenture shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Debenture so surrendered, without charge to such holder, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debentures.

     (e) If a holder submits a Debenture for conversion, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the holder shall pay any such tax which is due because the holder requests any Net Shares to be issued in a name other than the holder's name. The Trustee may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder's name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

     (f) Except as provided in Section 15.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Debenture as provided in this Article.

     (g) Upon the conversion of an interest in a Global Debenture, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Debentures effected through any Conversion Agent other than the Trustee.

     (h) (i) Debentureholders at the close of business on a record date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Debentures at any time after the close of business on such record date. Debentures surrendered for conversion during the period from the close of business on any record date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the Debentures; provided, however, that no such payment need be made (1) if the Company has specified a Redemption Date that is after a record date but on or prior to the next


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Interest Payment Date, (2) if the Company has specified a Repurchase Date following a Fundamental Change that is after a record date but on or prior to the next succeeding Interest Payment Date or (3) to the extent of any overdue interest, Additional Interest, if any, at the time of conversion with respect to such Debenture. Except as described above, no payment or adjustment will be made for accrued interest on converted Debentures.

          (ii) The Person in whose name the certificate for such shares of Common Stock is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Debentures on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Debentures shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of Debentures, such Person shall no longer be a Debentureholder.

     Section 15.03. Exchange In Lieu Of Conversion.

     (a) When a Debentureholder surrenders Debentures for conversion, the Company may direct the Conversion Agent to surrender, on or prior to the date the Average Price is determined for such Debentures as set forth under Section 15.02, such Debentures to a financial institution designated by the Company (a "FINANCIAL INSTITUTION") for exchange in lieu of conversion; provided that if, on the date such Debentures are surrendered for conversion, the Debentures are not convertible pursuant to Section 15.01(a) as a result of a Credit Agreement Event, the Company shall so direct the Conversion Agent to surrender such Debentures (to the extent it has not already done so) for exchange in lieu of conversion pursuant to this Section 15.03(a). The Company must notify such Financial Institution of the Applicable Conversion Period for such Debentures.

     (b) In order to accept any such Debentures, the Financial Institution must agree to deliver, in exchange for such Debentures, a number of shares of Common Stock equal to the Conversion Rate in effect at such time, or at its option, cash or any combination of cash and shares of Common Stock in lieu thereof, calculated based on the related Average Price as set forth in Section 15.02(a), plus cash for any fractional shares and any increase to the Conversion Value as a result of the Additional Shares to be added to the Conversion Rate, as


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set forth in Section 15.01(d), that the Company would have been required to pay pursuant to Section 15.01 if it had converted such Debentures.

     (c) If the Financial Institution accepts any such Debentures, it will, no later than the third Business Day following the last day of the Applicable Conversion Period for such Debentures, deliver the appropriate number of shares of Common Stock (and cash, if any), or cash in lieu thereof, to the Conversion Agent and the Conversion Agent will deliver those shares or cash to the Debentureholder. Such Financial Institution will also deliver cash or additional Net Shares that the Company would have been required to pay such Holder pursuant to Section 15.01(d) if it had converted its Debentures. Any Debentures exchanged by the designated institution will remain outstanding.

     (d) If the designated institution agrees to accept any Debentures for exchange but does not timely deliver the related consideration, or the Financial Institution declines to accept such Debentures, the Company will, as promptly as practical thereafter, but not later than the third Business Day following the determination of the Average Price, convert the Debentures and deliver cash and shares of Common Stock if any, as set forth in Section 15.02, subject to the ability of the Company to return such Debentures to the Debentureholders as a result of a Credit Agreement Event that has occurred and is continuing as set forth in Section 15.01(a).

     (e) In no event will the Company's designation of a Financial Institution pursuant to this Section 15.03 require such Financial Institution to accept any Debentures for exchange. The Company shall not be obligated to pay any consideration to, or otherwise enter into any arrangement with a Financial Institution for or with respect to a designation or exchange pursuant to this
Section 15.03.

     Section 15.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

     (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, or shall effect a subdivision into a greater number of shares of Common Stock or combination into a lesser number of shares of Common Stock, the Conversion Rate shall be Adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the close of business on the Record Date for such dividend or other distribution or subdivision or combination by a fraction,

          (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the


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     Record Date plus the total number of shares of Common Stock constituting such dividend or other distribution; and

          (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date,

such increase to become effective immediately after the opening of business on the Record Date for such determination.

     (b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the Record Date fixed for such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price of the Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Record Date for such distribution by a fraction,

          (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date for such distribution plus the total number of additional shares of Common Stock offered for subscription or purchase or issuable pursuant to such rights or warrants, and

          (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record date for such distribution plus the quotient obtained by dividing (x) the aggregate price payable to exercise such rights, by (y) the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days immediately preceding the announcement date for such distribution.

Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the Record Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Record Date for such distribution had not been fixed.


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     (c) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Company (other than Common Stock as covered by Section 15.04(a)) or evidences of its indebtedness, cash or other assets (including securities, but excluding dividends and distributions covered by Section 15.04(b), Section 15.04(d) or
Section 15.04(e)) (any of such shares of Capital Stock, indebtedness, cash or other property hereinafter in this Section 15.04(c)) called the "DISTRIBUTED PROPERTY")), then, in each such case the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

          (i) the numerator of which shall be the Current Market Price on such Record Date; and

          (ii) the denominator of which shall be the Current Market Price on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Property so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Debentureholder shall have the right to receive, for each $1,000 principal amount of Debentures upon conversion, the amount of Distributed Property such holder would have received had such holder owned an amount of shares of Common Stock equal to the Conversion Rate on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 15.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

     Notwithstanding the foregoing, if the Distributed Property distributed by the Company to all holders of its Common Stock consist of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company that are, or, when issued, will be, traded on a U.S. securities exchange or quoted on the Nasdaq National Market or the Nasdaq Small Cap Market, the Conversion


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Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

          (i) the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Capital Stock or equity interest applicable to one share of Common Stock for the 10 consecutive Trading Days commencing on and including the third Trading Day after the Ex-Dividend Date plus (B) the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days commencing on and including the third Trading Day after the Ex-Dividend Date; and

          (ii) the denominator of which shall be the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days commencing on and including the third Trading Day after the Ex-Dividend Date, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date.

     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 15.04 (and no adjustment to the Conversion Rate under this Section 15.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 15.04(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 15.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or


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repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

     For purposes of this Section 15.04(c), Section 15.04(a), and Section 15.04(b), any dividend or distribution to which this Section 15.04(c) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 15.04(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants to which Section 15.04(b) applies (and any Conversion Rate adjustment required by this Section 15.04(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 15.04(a) and Section 15.04(b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the Record Date", "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Section 15.04(a) and Section 15.04(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 15.04(a).

     (d) In case the Company shall, by dividend or otherwise, distribute exclusively cash to all holders of its Common Stock then the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution by a fraction,

          (i) the numerator of which shall be the Current Market Price on such Record Date; and

          (ii) the denominator of which shall be the Current Market Price on such record date minus the amount of cash so distributed applicable to one share of Common Stock,


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

such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Debentureholder shall have the right to receive upon conversion of a Debenture (or any portion thereof) the amount of cash such holder would have received had such holder owned a number of shares equal to the Conversion Rate on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     For the avoidance of doubt, for purposes of this Section 15.04(d), in the event of any reclassification of the Common Stock, as a result of which the Debentures become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 15.04(e), references in this Section to one share of Common Stock or to the Current Market Price or Closing Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Debentures are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

     (e) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of cash and any other consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, and described in a resolution of the Board of Directors) that as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Current Market Price of the Common Stock on the Trading Day next preceding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

          (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of


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     Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of a share of Common Stock on the Trading Day next preceding the Expiration Time, and

          (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Current Market Price of a share of Common Stock on the Trading Day next preceding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

     (f) For purposes of this Section 15.04 the term "RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     (g) Notwithstanding the above, in no case will the Company adjust the Conversion Rate pursuant to clauses (a), (b), (c), (d), (e) or (f) of this
Section 15.04 to an amount that exceeds 22.0507 shares per $1,000 principal amount of the Debentures. The Company will adjust this maximum conversion rate in the same manner in which it must adjust the conversion rate pursuant to
Section 15.06.

     (h) In addition to those required by clauses (a), (b), (c), (d), (e) or (f) of this Section 15.04, and to the extent permitted by applicable law or applicable rules of the Nasdaq National Market, the Company from time to time may increase the Conversion Rate by any amount the Board of Directors deems advisable including such increases that would avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes or would otherwise be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the holder of each Debenture at his last address appearing on the


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Debenture register provided for in Section 2.06 a notice of the increase at least fifteen days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

     (i) All calculations and other determinations under this Article 15 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made for the Company's issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 15.04. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in ay subsequent adjustment; provided that, notwithstanding the foregoing, all such carried forward adjustments shall be made at the time the Company shall make a notice of redemption or notify holders of Debentures of a transaction entitling such holders to convert their Debentures pursuant to Section 15.01 and thereafter any Conversion Rate adjustment shall be made without regard to the 1% threshold described in the preceding sentence.

     (j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Debenture at his last address appearing on the Debenture register provided for in Section 2.06 of this Indenture, within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (k) In any case in which this Section 15.04 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 15.04(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 15.04(b), or (4) the Expiration Time, as the case may be, for any tender or


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exchange offer pursuant to Section 15.04(e) or Section 15.04, (each an
"ADJUSTMENT DETERMINATION DATE"), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Debenture converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 15.04. For purposes of this Section 15.04(k), the term "Adjustment Event" shall mean:

          (i) in any case referred to in clause (1) hereof, the occurrence of such event,

          (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

          (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

          (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

     (l) For purposes of this Section 15.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     Section 15.05. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Debentures from time to time as such Debentures are presented for conversion.

     Section 15.06. Effect of Reclassification, Consolidation, Merger or Sale.

     If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of


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Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or
(iii) any sale, lease, transfer or conveyance of all or substantially all of the properties and assets of the Company and its Subsidiaries substantially as an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock (any such event a "MERGER EVENT"), then:

     (a) the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 11.01(a) providing for the conversion and settlement of the Debentures as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article or pursuant to Section 15.01(e) in the case of a Public Acquirer Change of Control, as the case may be. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 16 herein.

     In the event the Company shall execute a supplemental indenture pursuant to this Section 15.06, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefore, the kind or amount of shares of stock or other securities or property (including cash) that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Debentureholders.

     (b) Notwithstanding the provisions of Section 15.02(a), and subject to the provisions of Section 15.01, including, without limitation, Section 15.01(e) in the case of a Public Acquirer Change of Control, at the effective time of such Merger Event, (i) the right to convert each $1,000 principal amount of Debentures will be changed to a right to convert such Debenture into the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned


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or been entitled to receive (the "REFERENCE PROPERTY") and (ii) the related
Conversion Obligation shall be settled as set forth under clause (c) below. In the event holders of the Common Stock have the opportunity to elect the form of consideration to be received in such Merger Event, the Company shall make adequate provision whereby the holders of the Debentures shall have a reasonable opportunity, to determine the form of consideration into which all of the Debentures, treated as a single class, shall be convertible from and after the effective date of such Merger Event. Such determination shall be as set forth in
Section 9.01 and shall be subject to any limitations to which all of the holders of the Common Stock are subject, such as pro-rata reductions applicable to any portion of the consideration payable in such Merger Event and shall be conducted in such a manner as to be completed by the date which is the earliest of (a) the deadline for elections to be made by holders of the Common Stock in connection with such Merger Event, and (b) two Trading Days prior to the anticipated effective date of such Merger Event. The Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by holders of the Debentures by issuing a press release and providing a copy of such notice to the Trustee. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of Debentures to convert its Debentures into cash and shares of Common Stock, as set forth in Section 15.01 and Section 15.02 prior to the effective date.

     (c) If the Debentures shall relate to Reference Property as set forth above, the related Conversion Obligation, with respect to each $1,000 principal amount of Debentures tendered for conversion after the effective date of any such Merger Event, shall be settled in cash and units of Reference Property in accordance with Section 15.02 as follows:

          (i) The Conversion Value shall be based on the per unit average value of the Reference Property during the Applicable Conversion Period, such per unit value shall be (A) for any shares of common stock that are included in the Reference Property, as set forth in the definition of "Common Stock" as if such shares were "Common Stock" using the procedures set forth in the definition of "Closing Sale Price" in Section 1.01; (B) for any other property (other than cash) included in the Reference Property, as determined in good faith by the Board of Directors or by a New York Stock Exchange member firm selected by the Board of Directors and (C) for any cash, the face amount of such cash.

          (ii) The Company shall pay in cash the Principal Return as set forth in Section 15.01(a), and if the Conversion Value (determined as set forth above) is greater than the principal amount, an amount of Reference Property (the "NET REFERENCE PROPERTY AMOUNT") equal to the sum of the


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     Daily Share Amounts, determined in accordance with this clause (ii). The
     Daily Share Amount, for purposes of determining the amount of Net Reference Property, shall be for each $1,000 principal amount of Debentures and each Trading Day in the Applicable Conversion Period for such Debentures, the greater of (i) zero and (ii) an amount of units of Reference Property equal to the quotient obtained by dividing (1) the difference between (a) the product of the per unit value of such Reference Property on such Trading Day (determined in the same manner as determining the Conversion Value as set forth in Section 15.06(c)(i) above) and the Reference Property in effect on such Trading Day (including, subject to 15.01(d), any Additional Shares added to such Reference Property) and (b) $1,000, by (2) the product of 10 and the per unit value of such Reference Property on such Trading Day.

     (d) Notwithstanding clause (c) above, if the Debentures are tendered for conversion prior to the effective date of any such Merger Event pursuant to
Section 15.01(d) above, and the Company shall be obligated to deliver any increase to the Conversion Value in additional Net Shares following the effective date of such Merger Event, such additional Net Shares shall be delivered in the kind and amount of Reference Property as a holder of such additional Net Shares would have received in such Merger Event.

     (e) Notwithstanding clause (c) and (d) above, if Debentures are tendered for conversion at a time when the Applicable Conversion Period applies in full to the determination of the Conversion Value, then the Conversion Value and the amount of cash and Net Reference Property comprising the Principal Return and the Net Shares will be determined proportionally.

     (f) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Debentureholder, at his address appearing on the Debenture register provided for in this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     (g) The above provisions of this Section shall similarly apply to successive Merger Events.

     Section 15.07. Certain Covenants.

     (a) Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order


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that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

     The Company covenants that all shares of Common Stock issued upon conversion of Debentures will be fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.

     (b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

     (c) The Company further covenants that if at any time the Common Stock shall be listed on any other national securities exchange or automated quotation system the Company will, if permitted and required by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debentures.

     Section 15.08. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Debentureholder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Debentureholders upon the conversion of their Debentures after any event referred to in such


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Section 15.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

     Section 15.09. Notice to Holders Prior to Certain Actions. In case:

          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 15.04; or

          (b) the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

          (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Debentureholder at his address appearing on the Debenture register, provided for in Section 2.06 of this Indenture, as promptly as possible but in any event at least twenty days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.


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     Section 15.10. Shareholder Rights Plans. Each share of Common Stock issued upon conversion of Debentures pursuant to this Article 15 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights plan adopted by the Company, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that the holders of the Debentures would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Debentures, the Conversion Rate will be adjusted as provided in Section 15.04(c).

                                   ARTICLE 16
                  REPURCHASE OF DEBENTURES AT OPTION OF HOLDERS

     Section 16.01. Repurchase at Option of Holders.

     (a) Debentures shall be purchased by the Company at the option of the holder for cash on February 15, 2013, 2015, 2020, or the next Business Day after each such date if any such date is not a Business Day (each, a "REPURCHASE DATE"), at a purchase price (the "REPURCHASE PRICE") equal to 100% of the principal amount of the Debentures to be repurchased. The Company shall pay any accrued and unpaid interest, including Additional Interest, if any, thereon to (but excluding) such Repurchase Date to the holders of such Debentures on the record date immediately preceding such Repurchase Date. Unless the Company has issued a notice of redemption to redeem the Debentures as set forth in Section 3.01, not later than 20 Business Days prior to any Repurchase Date, the Company shall mail a notice (the "COMPANY NOTICE") by first class mail to the Trustee and to each holder (and to beneficial owners as required by applicable law). The notice shall include a form of repurchase notice to be completed by a holder and shall state:

          (i) the Repurchase Price and the Conversion Rate;

          (ii) the name and address of the Trustee, the Paying Agent and the Conversion Agent;

          (iii) that Debentures as to which a Repurchase Notice has been given may be converted if they are otherwise convertible only in accordance with
     Article 15 hereof and the terms of the Debentures if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;


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          (iv) that Debentures must be surrendered to the Paying Agent to collect payment;

          (v) that the Repurchase Price for any Debenture as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Debenture as described in (iv);

          (vi) the procedures the holder must follow to exercise its repurchase rights under this Section 16.01 and a brief description of those rights;

          (vii) briefly, the conversion rights, if any, with respect to the Debentures;

          (viii) the procedures for withdrawing a Repurchase Notice; and

          (ix) the CUSIP number of the Securities.

     At the Company's request, the Trustee shall give such notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

     Purchases of Debentures hereunder shall be made, at the option of the holder thereof, upon:

               (A) delivery to the Paying Agent by the holder of a written notice of repurchase (a "REPURCHASE NOTICE") during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Repurchase Date until the close of business on the last Business Day prior to the Repurchase Date stating:

                    (1) the certificate number of the Debentures which the
               holder will deliver to be purchased or the appropriate Depositary procedures if certificated Debentures have not been issued for such Debenture,

                    (2) the portion of the principal amount of the Debenture
               which the holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and

                    (3) that such Debenture shall be purchased by the Company as of the Repurchase Date pursuant to


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               the terms and conditions specified in the Securities and in this
               Indenture;

          provided, however, that if the Debentures are not in certificated form, the notice must comply with appropriate Depositary procedures; and

               (B) delivery of such Debenture to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 16.01 only if the Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

     The Company shall purchase from the holder thereof, pursuant to this
Section 16.01, a portion of a Debenture, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 16.01 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Repurchase Date and the time of delivery of the Debenture.

     Notwithstanding anything herein to the contrary, any holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 16.01 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Business Day prior to the Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 16.03 below.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

     (b) Notwithstanding the foregoing, no Debentures may be repurchased by the Company at the option of the holders if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to the Repurchase Date.

     Section 16.02. Repurchase at Option of Holders Upon a Fundamental Change.

     (a) If there shall occur a Fundamental Change at any time prior to maturity of the Debentures, then each Debentureholder shall have the right, at such holder's option, to require the Company to repurchase all of such holder's Debentures for cash, or any portion thereof that is a multiple of $1,000 principal amount, on the date (the "FUNDAMENTAL CHANGE REPURCHASE DATE") specified by the Company that is not less than twenty (20) Business Days and not more than thirty five (35) Business Days after the date of the Fundamental Change Repurchase Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, including unpaid Additional Interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the "FUNDAMENTAL CHANGE REPURCHASE PRICE"). If such Fundamental Change Repurchase Date falls after a record date for the payment of interest, Additional Interest and on or prior to the corresponding Interest Payment Date, the Company shall instead pay the principal amount to the Debentureholders, and pay the full amount of accrued and unpaid interest, including accrued and unpaid Additional Interest, if any, payable on such Interest Payment Date to the holder of record on the close of business on the corresponding record date. Repurchases of Debentures under this Section 16.02 shall be made, at the option of the holder thereof, upon:

          (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed notice (the "FUNDAMENTAL CHANGE REPURCHASE NOTICE") in the form set forth on the reverse of the Debenture prior to the close of business on the Fundamental Change Repurchase Date; and

           (ii) delivery or book-entry transfer of the Debentures to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 16.02 only if the Debenture so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 16.02 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Debenture.

     Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Fundamental Change Repurchase Notice contemplated by this Section 16.02 shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 16.03 below.

     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

     (b) On or before the fifteenth day after the occurrence of a Fundamental Change, the Company shall mail to all holders of record of the Debentures a notice (the "FUNDAMENTAL CHANGE NOTICE") of the occurrence of such Fundamental Change and of the repurchase right at the option of the holders arising as a result thereof. Such mailing shall be by first class mail. The Company shall also deliver a copy of the Fundamental Change Notice to the Trustee and cause a copy of such Fundamental Change Notice, or a summary of the information contained therein, to be published once in a newspaper of general circulation in The City of New York. Concurrently with the mailing of any Fundamental Change Notice, the Company shall issue a press release announcing such Fundamental Change referred to in the Fundamental Change Notice, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Fundamental Change Notice or any proceedings for the repurchase of any Debenture that any Debentureholder may elect to have the Company repurchase as provided in this Section 16.02.

     Each Fundamental Change Notice shall specify the circumstances constituting the Fundamental Change, the Fundamental Change Repurchase Date, the Fundamental Change Repurchase Price, that the holder must exercise the repurchase right on or prior to the close of business on the Fundamental Change Repurchase Date (the "FUNDAMENTAL CHANGE EXPIRATION TIME"), that the holder shall have the right to withdraw any Debentures surrendered prior to the Fundamental Change Expiration Time, a description of the procedure which a Debentureholder must follow to exercise such repurchase right and to withdraw any surrendered Debentures, the place or places where the holder is to surrender such holder's Debentures and the CUSIP number or numbers of the Debentures

(if then generally in use) and include a form of Fundamental Change Repurchase Notice.

     No failure of the Company to give the foregoing notices and no defect therein shall limit the Debentureholders' repurchase rights or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 16.02.

     (c) Notwithstanding the foregoing, no Debentures may be repurchased by the Company at the option of the holders upon a Fundamental Change if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date.

     Section 16.03. Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice.

     (a) A Repurchase Notice or Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in accordance with the Repurchase Notice or Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day prior to the Repurchase Date or prior to the close of business on the Fundamental Change Repurchase Date, specifying:

          (i) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture,

          (ii) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

          (iii) the principal amount, if any, of such Debenture that remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Debentures are not in certificated form, the notice must comply with appropriate Depositary Procedures.

     Section 16.04. Deposit of Repurchase Price or Fundamental Change Repurchase Price.

     (a) On or prior to the Repurchase Date or Fundamental Change Repurchase Date, the Company will deposit with the Trustee (or other Paying

Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04) an amount of money sufficient to repurchase on the Repurchase Date or Fundamental Change Repurchase Date all of the Debentures to be repurchased on such date at the appropriate Repurchase Price or Fundamental Change Repurchase Price; provided that if such payment is made on the Repurchase Date or Fundamental Change Repurchase Date it must be received by the Trustee or Paying Agent, as the case may be, by 11:00 a.m. New York City time, on such date. Subject to receipt of funds and/or Debentures by the Trustee (or other Paying Agent appointed by the Company), payment for Debentures surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time will be made promptly after the later of (x) the Repurchase Date or Fundamental Change Repurchase Date with respect to such Debenture (provided the holder has satisfied the conditions in Section 16.01 or Section 16.02, as applicable) and
(y) the time of delivery of such Debenture to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by
Section 16.01 or Section 16.02, as applicable) by mailing checks for the amount payable to the holders of such Debentures entitled thereto as they shall appear in the Debenture Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Repurchase Price or Fundamental Change Repurchase Price.

     (b) If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to repurchase on the Repurchase Date or Fundamental Change Repurchase Date all the Debentures or portions thereof that are to be purchased as of the Repurchase Date or Fundamental Change Repurchase Date, then on and after the Business Day following the Repurchase Date or Fundamental Change Repurchase Date (i) such Debentures will cease to be outstanding, (ii) interest, including Additional Interest, if any, will cease to accrue on such Debentures, and (iii) all other rights of the holders of such Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or Paying Agent, other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price upon delivery of the Debentures.

                                   ARTICLE 17
                            MISCELLANEOUS PROVISIONS

     Section 17.01. Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

     Section 17.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

     Section 17.03. Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Debentureholders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee, 37027, Attention: Chief Financial Officer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.

     The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Debentureholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Debenture register and shall be sufficiently given to him if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     Section 17.04. Governing Law. THIS INDENTURE AND EACH DEBENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

     Section 17.05. Evidence of Compliance with Conditions Precedent; Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each certificate or opinion provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Section 17.06. Legal Holidays. In any case where the date of maturity of interest on or principal of the Debentures or the date fixed for repurchase of any Debenture will not be a Business Day, then payment of such interest on or principal of the Debentures need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for repurchase, and no interest shall accrue for the period from and after such date.

     Section 17.07. No Security Interest Created. Nothing in this Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

     Section 17.08. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided, however, that, unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Debentures issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect as hereafter amended or modified; provided further that this Section 17.08 shall not require that this Indenture or the Trustee be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

     Section 17.09. Benefits of Indenture. Nothing in this Indenture or in the Debentures, expressed or implied, shall give to any person, other than the parties hereto, any Paying Agent, any authenticating agent, any Debenture registrar and their successors hereunder, the Debentureholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 17.10. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 17.11. Authenticating Agent. The Trustee may appoint an authenticating agent which shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Debentures in connection with the original issuance thereof and transfers and exchanges of Debentures hereunder, including under Section 2.05, Section 2.06, Section 2.07, Section
2.08 and Section 3.06, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Debentures. For all purposes of this Indenture, the authentication and delivery of Debentures by the authenticating agent shall be deemed to be authentication and delivery of such Debentures "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Debentures for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a person eligible to serve as trustee hereunder pursuant to Section 8.09.

     Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

     Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Debentureholders as the names and addresses of such holders appear on the Debenture register.

     The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent's fees to be unreasonable.

     The provisions of Section 8.02, Section 8.03, Section 8.04, Section 9.03 and this Section 17.11 shall be applicable to any authenticating agent.

     Section 17.12. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                        LIFEPOINT HOSPITALS, INC.


                                        By: /s/ Michael J. Culotta
                                            ------------------------------------
                                            Name: Michael J. Culotta
                                            Title: Chief Financial Officer


                                        CITIBANK, N.A.,
                                           as Trustee


                                        By: /s/ John J. Byrnes
                                            ------------------------------------
                                            Name: John J. Byrnes
                                            Title: Vice President

                                                                       EXHIBIT A

                           [FORM OF FACE OF DEBENTURE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS DEBENTURE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS DEBENTURE IS HEREBY NOTIFIED THAT THE SELLER OF THIS DEBENTURE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS DEBENTURE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED FOR BY RULE 144 THEREUNDER (IF AVAILABLE), (III) TO THE COMPANY OR ANY SUBSIDIARY THEREOF OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT

HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS DEBENTURE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                            LIFEPOINT HOSPITALS, INC.
            3.25% Convertible Senior Subordinated Debentures due 2025

No. 1                                                               $225,000,000

CUSIP No.

     LifePoint Hospitals, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of Two Hundred Twenty Five Million Dollars (which amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other outstanding Debentures, shall not, unless permitted by the Indenture, exceed $225,000,000 in aggregate at any time) by adjustments made on the records of the Trustee as set forth in Schedule B hereto, as Custodian of the Depositary, in accordance with the rules and procedures of the Depositary) on August 15, 2025, and Additional Interest in the manner, at the rates and to the persons set forth in the Registration Rights Agreement.

     The Debentures bear interest at the rate of 3.25% per year from the date of original issuance of the Debentures, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date. Interest is payable semi-annually in arrears on each February 15 and August 15, commencing February 15, 2006, to holders of record at the close of business on the preceding February 1 and August 1, respectively.

     Payment of the principal of, interest, including any Additional Interest, accrued on this Debenture shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of the holder of this Debenture, at the Corporate Trust Office, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, interest, including Additional Interest, if any, may be paid by check mailed to such holder's address as it appears in the Debenture register; provided further, however, that, with respect to any Debentureholder with an aggregate principal amount equal to or in excess of $2,000,000, at the request of such holder in writing to the Company, interest, including Additional Interest, if any, on such holder's Debentures shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such holder from time to time to the Trustee and Paying Agent (if different from the Trustee) at least two days prior to the applicable record date; provided that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee) at least two days prior to the applicable record date.

     Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and Additional Interest on this Debenture to the prior payment in full of all Senior Indebtedness as defined in the Indenture and provisions giving the holder of this Debenture the right to convert this Debenture into cash and Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State (without regard to the conflicts of laws provisions thereof).

     This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

                                        LIFEPOINT HOSPITALS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
CITIBANK, N.A..,
as Trustee, certifies that this is one of the Debentures described in the within-named Indenture.


By:
    -------------------------------
    Authorized Officer

                         [FORM OF REVERSE OF DEBENTURE]

                            LIFEPOINT HOSPITALS, INC.
            3.25% Convertible Senior Subordinated Debentures due 2025

     This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 3.25% Convertible Senior Subordinated Debentures due 2025 (herein called the "Debentures"), limited to the aggregate principal amount of $225,000,000 all issued or to be issued under and pursuant to an Indenture dated as of August 10, 2005 (herein called the "Indenture"), between the Company and Citibank, N.A. (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. Additional Debentures may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and interest, including Additional Interest, if any, on all Debentures may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price, Repurchase Price, and the principal amount on the maturity date, as the case may be, to the holder who surrenders a Debenture to a Paying Agent to collect such payments in respect of the Debenture. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Debentures, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall make any of the changes set forth in
Section 11.02 of the Indenture, without the consent of the holders of all Debentures then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Debentures, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

     The indebtedness evidenced by the Debenture is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Debenture is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney in fact for such purpose.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and accrued and unpaid interest, Additional Interest, if any, on this Debenture at the place, at the respective times, at the rate and in the lawful money herein prescribed.

     The Debentures are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Debentures, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations.

     The Debentures are not subject to redemption through the operation of any sinking fund. Prior to February 20, 2013, the Debentures will not be redeemable at the Company's option. Subject to the terms and conditions of the Indenture, beginning on February 20, 2013, the Company, at its option, may redeem the Debentures for cash at any time as a whole, or from time to time in part, at a price equal to the principal amount of the Debentures redeemed plus accrued and unpaid interest, Additional Interest, if any, on the Debentures redeemed to (but excluding) the Redemption Date.

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the holder, all or any portion of Debentures held by such holder on February 15, 2013, 2015 and 2020, in integral multiples of $1,000 at a Repurchase Price equal to the principal amount of the Debentures repurchased plus accrued and unpaid interest, including accrued and unpaid Additional Interest, if any, on the Debentures repurchased to (but excluding) the Repurchase Date.

     Upon the occurrence of a "Fundamental Change," the holder has the right, at such holder's option, to require the Company to repurchase all of such holder's Debentures or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to 100% of the principal amount of the Debentures such holder elects to require the Company to repurchase, together with accrued and unpaid interest, including accrued and unpaid Additional Interest, if any, to but excluding the date fixed for repurchase. The Company or, at the written request of the Company, the Trustee shall mail to all holders of record of the Debentures a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the fifteenth calendar day after the occurrence of such Fundamental Change.

     Subject to the provisions of the Indenture, the holder hereof has the right, at its option, upon the occurrence of certain conditions specified in the Indenture and prior to the close of business on the business day immediately preceding the maturity date, to convert any Debentures or portion thereof which is $1,000 or an integral multiple thereof, into cash and, if applicable, shares of Common Stock, at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Debenture, together with a conversion notice as provided in the Indenture and this Debenture, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. The initial Conversion Rate shall be 16.3345 shares for each $1,000 principal amount of Debentures. No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture or Debentures for conversion. No adjustment shall be made for dividends or any shares issued upon conversion of such Debenture except as provided in the Indenture.

     Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.

     The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Debenture registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Conversion Agent nor any Debenture registrar shall be affected by any notice to the contrary. Notwithstanding the foregoing, the Indenture provides that following an event which, after notice or passage of time or both, would become a Default, owners of beneficial interests in a Global Debenture may directly enforce against the Company such owners' right to exchange such beneficial interest for Debentures in certificated form. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

     No recourse for the payment of the principal of or any premium or accrued and unpaid interest, including Additional Interest, if any, on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common      UNIF GIFT MIN ACT

                                    _________________ Custodian
                                          (Cust)

TEN ENT - as tenants by the
   entireties

                                    _________________
                                         (Minor)

JT TEN - as joint tenants with
right of survivorship and not as
tenants in common                   Uniform Gifts to Minors Act ________ (State)

                    Additional abbreviations may also be used
                          though not in the above list.

                                                                       EXHIBIT B

                           [FORM OF CONVERSION NOTICE]

To: LifePoint Hospitals, Inc.

     The undersigned registered owner of this Debenture hereby irrevocably (subject to revocation as set forth in the Indenture) exercises the option to convert this Debenture, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into cash and shares of Common Stock, if any, in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon such conversion, if any, together with any check in payment of the Principal Return (as defined in the Indenture) and for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Debenture.

Dated:
       ------------------


                                        ----------------------------------------


                                        ----------------------------------------
                                        Signature(s)


-------------------------------------
Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares of
Common Stock are to be issued, or
Debentures to be delivered, other
than to and in the name of the
registered holder.

Fill in for registration of shares if
to be issued, and Debentures if to be
delivered, other than to and in the
name of the registered holder:

____________________________
(Name)

____________________________
(Street Address)

____________________________________
(City, State and Zip Code)
Please print name and address

                                        Principal amount to be converted (if
                                        less than all): $______,000

                                        ---------------------------------
                                        Social Security or Other Taxpayer
                                        Identification Number

                                                                       EXHIBIT C

                       [FORM OF OPTION TO ELECT REPAYMENT
                           UPON A FUNDAMENTAL CHANGE]

To: LifePoint Hospitals, Inc.

The undersigned registered owner of this Debenture hereby acknowledges receipt of a notice from LifePoint Hospitals, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture, together with accrued and unpaid interest, including Additional Interest, if any, to, but excluding, such date, to the registered holder hereof.

Dated:
       ----------------------


                                        ----------------------------------------


                                        ----------------------------------------
                                        Signature(s)

                                        ----------------------------------------
                                        Social Security or Other Taxpayer
                                        Identification Number Principal amount
                                        to be repaid (if less than all):
                                        $______,000

                                        NOTICE: The above signatures of the
                                        holder(s) hereof must correspond with
                                        the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

                                                                       EXHIBIT D

                       [FORM OF OPTION TO ELECT REPAYMENT
                              ON A REPURCHASE DATE]

To: LifePoint Hospitals, Inc.

The undersigned registered owner of this Debenture hereby requests and instructs LifePoint Hospitals, Inc. to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture to the registered holder hereof.

Dated:
       -----------------------


                                        ----------------------------------------


                                        ----------------------------------------
                                        Signature(s)

                                        ----------------------------------------
                                        Social Security or Other Taxpayer
                                        Identification Number Principal amount
                                        to be repaid (if less than all):
                                        $______,000

                                        NOTICE: The above signatures of the
                                        holder(s) hereof must correspond with
                                        the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

                                                                       EXHIBIT E

                        [FORM OF ASSIGNMENT AND TRANSFER]

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints ________ _____________ attorney to transfer the said Debenture on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Debenture occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Debenture, the undersigned confirms that such Debenture is being transferred:

[ ]  *To LifePoint Hospitals, Inc. or a subsidiary thereof; or

[ ] *Pursuant to the registration statement that has been declared effective under the Securities Act of 1933, as amended; or

[ ] *Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

[ ] *Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

[ ] *Pursuant to another available exemption from registration under the Securities Act of 1933, as amended.

Dated:
       ------------------------


----------------------------------------


----------------------------------------
Signature(s)


----------------------------------------
Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares of
Common Stock are to be issued, or
Debentures to be delivered, other
than to and in the name of the
registered holder.

NOTICE: The signature on the conversion notice, the option to elect repurchase upon a Fundamental Change or the assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

                                                                      SCHEDULE A

                                                  APPLICABLE PRICE
CONVERSION   ------------------------------------------------------------------------------------------
   DATE      $45.35   $50.00   $55.00   $60.00   $65.00   $75.00   $90.00   $110.00   $150.00   $200.00
----------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
  8/10/05    5.7161   4.6563   3.7939   3.1348   2.6260   1.9211   1.3035    0.8785    0.5227    0.3560
  2/15/06    5.6854   4.6057   3.7283   3.0749   2.5722   1.8618   1.2527    0.8350    0.4937    0.3376
  2/15/07    5.6068   4.4836   3.5774   2.9100   2.4000   1.6892   1.1001    0.7125    0.4132    0.2824
  2/15/08    5.5048   4.3258   3.3888   2.6952   2.1722   1.4653   0.9021    0.5563    0.3133    0.2149
  2/15/09    5.4694   4.2298   3.2484   2.5257   1.9848   1.2971   0.7587    0.4534    0.2567    0.1797
  2/15/10    5.3832   4.0559   3.0194   2.2761   1.7376   1.0424   0.5625    0.3179    0.1813    0.1303
  2/15/11    5.3105   3.8370   2.6985   1.9007   1.3440   0.6818   0.2953    0.1466    0.0875    0.0647
  2/15/12    5.3220   3.6244   2.3191   1.4379   0.8667   0.2881   0.0709    0.0342    0.0240    0.0179
  2/20/13    0.0000   0.0000   0.0000   0.0000   0.0000   0.0000   0.0000    0.0000    0.0000    0.0000

                                                                      SCHEDULE B

                            LIFEPOINT HOSPITALS, INC.
            3.25% Convertible Senior Subordinated Debentures Due 2025

No. ______

                                                          Authorized Signature
                          Notation Explaining Principal       of Trustee or
Date   Principal Amount          Amount Recorded                Custodian
----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------


                                       E-2